SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
Filed by the Registrant       ☑
Filed by a Party other than the Registrant     ☐:
Check the appropriate box:      ☐

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Preliminary Proxy Statement

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
MIDWEST BANC HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Fellow Stockholders:

You are cordially invited to attend the 2008 annual meeting of stockholders of Midwest Banc Holdings, Inc. (the “Company”), Melrose Park, Illinois, which will be held on, Wednesday, May 7, 2008, at 10:00 a.m., central time, at Dominican University Priory Campus, 7200 West Division Street, River Forest, Illinois 60305.

The attached Notice of the annual meeting and the Proxy Statement describe the formal business to be transacted at the meeting. Directors and officers of the Company as well as representatives of PricewaterhouseCoopers LLP will be present at the meeting to respond to any questions that our stockholders may have regarding the business to be transacted.

The board of directors of the Company has determined that the matters to be considered at the meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the board unanimously recommends that you vote FOR each of the matters to be considered.

Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

On behalf of the board of directors and all of the employees of the Company and its subsidiaries, I thank you for your continued interest and support.

Sincerely yours,

James J. Giancola
President and Chief Executive Officer

April 7, 2008

501 West North Avenue    ●     Melrose Park, Illinois 60160

NOTICE OF THE 2008 ANNUAL MEETING OF STOCKHOLDERS
OF MIDWEST BANC HOLDINGS, INC.

Date:	Wednesday, May 7, 2008

Time:	10:00 a.m., Central Time

Place:	Dominican University Priory Campus 7200 West Division Street River Forest, Illinois 60305

Purposes:	1. To elect thirteen Directors to serve on the board of directors until the annual meeting in 2009;

2. To ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the year ending December 31, 2008;

3. To approve the Midwest Employee Stock Purchase Plan; and

4. To transact such other business that may properly come before the annual meeting and any adjournments thereof, including whether to adjourn the meeting.

Who Can Vote:	Stockholders at the close of business on March 28, 2008 are entitled to vote at the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for review at our offices, 501 West North Avenue, Melrose Park, Illinois 60160, for a period of ten days prior to the annual meeting, and will be available for review at the annual meeting.

How You Can Vote:	You may vote your proxy by marking, signing and dating the enclosed proxy card and returning it as soon as possible using the enclosed envelope.

By Order of the board of directors,

Daniel R. Kadolph
Secretary

Melrose Park, Illinois
April 7, 2008

Your Vote Is Important. Whether you own one share or many, your prompt cooperation in voting your proxy is greatly appreciated. Please complete, sign and return the executed enclosed form of proxy in the envelope provided.

PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS OF
MIDWEST BANC HOLDINGS, INC.
TO BE HELD ON WEDNESDAY, MAY 7, 2008

PROXY STATEMENT
FOR THE
2008 ANNUAL MEETING OF STOCKHOLDERS OF
MIDWEST BANC HOLDINGS, INC.
To Be Held On Wednesday, May 7, 2008

Solicitation and Voting Information

This proxy statement, the accompanying proxy card and the annual report to stockholders of Midwest Banc Holdings, Inc., the Company or Midwest, are being mailed on or about April 7, 2008. The board of directors of the Company is soliciting your proxy to vote your shares at the annual meeting of stockholders. The board is soliciting your proxy to give all stockholders of record the opportunity to vote on matters that will be presented at the meeting. This proxy statement provides you with information on these matters to assist you in voting your shares.

Why am I receiving this proxy statement?

Midwest’s board of directors is soliciting proxies for the meeting. You are receiving a proxy statement because you owned shares of Midwest common stock on March 28, 2008, and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

The notice of annual meeting, proxy statement and proxy are being mailed to stockholders on or about April 7, 2008. If you hold your shares in “street name,” please refer to the information forwarded by your bank, broker or other holder of record to see the options available to you.

What is a proxy?

A proxy is your legal designation of another person, the proxy, to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the board, as your proxy, the authority to vote your shares in the manner you indicate on your proxy card.

Why did I receive more than one proxy card?

You will receive multiple proxy cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in “street name”), you will receive your proxy card or other voting information from your broker, and you will return your proxy card or cards to your broker. You should vote on and sign each proxy card you receive.

Who is qualified to vote?

You are qualified to receive notice of and to vote at the annual meeting of stockholders if you own shares of our common stock at the close of business on our record date, March 28, 2008.

How many shares of common stock may vote at the meeting?

As of the record date, there were 28,475,512 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter presented.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare Investor Services, LLC, our transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

How do I vote my shares?

You can vote either in person at the meeting or by proxy without attending the meeting. We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted.

Stockholders who vote by proxy do so by filling out the enclosed form of proxy, signing it, and mailing it in the enclosed postage-paid envelope.

Please refer to the specific instructions set forth on the enclosed proxy card.

If you hold your shares in “street name,” your broker/bank/trustee/nominee will provide you with materials and instructions for voting your shares.

Can I vote my shares in person at the meeting?

If you are a “stockholder of record,” you may vote your shares in person at the meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, banker, trustee or nominee, giving you the right to vote the shares at the meeting.

What are the board’s recommendations on how I should vote my shares?

The board recommends that you vote your shares as follows:

Proposal 1 — FOR the election of thirteen nominees for director with terms expiring at the next annual meeting of stockholders.

Proposal 2 — FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

Proposal 3 — FOR the approval of the Midwest Employee Stock Purchase Plan.

What are my choices when voting?

Proposal 1 — You may cast your vote in favor of electing the nominees as directors or withhold your vote on one or more nominees.

Proposal 2 — You may cast your vote in favor of or against the proposal or you may elect to abstain from voting your shares.

Proposal 3 — You may cast your vote in favor of or against the proposal or you may elect to abstain from voting your shares.

How would my shares be voted if I do not specify how they should be voted?

If you sign and return your proxy card without indicating how you want your shares to be voted, the board of directors will vote your shares as follows:

Proposal 1 — FOR the election of all nominees for directors.

Proposal 2 — FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

Proposal 3 — FOR the approval of the Midwest Employee Stock Purchase Plan.

How many votes must be present to hold the meeting?

Under our by-laws, a majority of the votes that can be cast must be present, in person or by proxy, to hold the meeting.

What if I don’t return my proxy card and don’t attend the meeting?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent) and you don’t vote your shares, your shares will not be voted.

If you hold your shares in “street name,” and you don’t give your bank, broker or other holder of record specific voting instructions for your shares, your record holder can vote your shares on the election of directors and the ratification of the independent registered public accounting firm.

If you don’t give your record holder specific voting instructions and your record holder does not vote, the votes will be “broker non-votes.” “Broker non-votes” will have no effect on the vote for the election of directors or on the other proposals. “Broker non-votes” will be counted as present for purposes of determining whether enough votes are present to hold the annual meeting.

How are votes withheld, abstentions and broker non-votes treated?

Votes withheld and abstentions are deemed as “present” at the meeting, are counted for quorum purposes, and other than for the election of directors, will have the same effect as a vote against the matter. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be “present” with respect to any matter for which a broker does not have authority to vote.

What happens if a nominee for director declines or is unable to accept election?

If you vote by proxy, and if unforeseen circumstances make it necessary for the board to substitute another person for a nominee, we will vote your shares for that other person.

Is my vote confidential?

Yes. Your voting records will not be disclosed to us except:

•	as required by law;

•	to the inspectors of voting; or

•	if the election is contested.

The inspector of election, a representative of our transfer agent, must comply with confidentiality guidelines that prohibit disclosure of the votes to Midwest.

Can I change my vote after I have mailed in my proxy card?

You may revoke your proxy by doing one of the following:

•	by sending a written notice of revocation to the secretary of the Company that is received prior to the meeting, stating that you revoke your proxy;

•	by signing a later-dated proxy card and submitting it so that it is received prior to the meeting in accordance with the instructions included in the proxy card(s); or

•	by attending the meeting and voting your shares in person.

What vote is required to approve each proposal?

Proposal 1 requires a plurality of the votes cast to elect a director.

Proposal 2 requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote thereon at the meeting.

Proposal 3 requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote thereon at the meeting.

Who will count the votes?

Representatives from Computershare Investor Services, LLC, our transfer agent, will count the votes and serve as our inspectors of election. The inspectors of election will be present at the meeting.

Who pays the cost of this proxy solicitation?

We pay the costs of soliciting proxies. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our common stock.

Is this proxy statement the only way that proxies are being solicited?

No. In addition to mailing these proxy materials, certain of our directors, officers or employees may solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

If you have any further questions about voting your shares or attending the meeting please call Daniel R. Kadolph at (708) 865-1053.

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of March 28, 2008, the record date, for: (1) those people believed by management to be the beneficial owners of more than 5% of our common stock; (2) the nominees for the board of directors of the Company; and (3) certain executive officers of the Company. The table includes, with respect to directors, the year in which each became a director of the Company; if elected, their terms will expire at the next annual meeting of stockholders. The table also sets forth the amount of our common stock (and our depositary shares) and the percent thereof beneficially owned by each director and executive officer and by all executive officers as a group as of the record date. Ownership information is based upon information furnished by the respective individuals.

			Shares of
		Director of	Common Stock
		Company	Beneficially
Name(1)	Age	Since	Owned(2)		Percent of Class

Director Nominees
Homer J. Livingston, Jr.	72	2005	31,667	(3)(24)	*
James J. Giancola	59	2004	315,168	(4)(24)	1.13
J. J. Fritz	59	2006	117,612	(5)	*
Percy L. Berger	59	—	—	(6)	—
Angelo DiPaolo	69	1983	847,533	(7)	3.04
Barry I. Forrester	45	2005	20,000	(8)	*
Robert J. Genetski	65	2005	16,500	(25)	*
Gerald F. Hartley	69	2003	45,700	(9)	*
Dennis M. O’Hara	62	2007	12,810		*
Joseph Rizza	65	1997	553,188	(10)	1.99
Thomas A. Rosenquist	56	2006	287,852	(11)	1.03
E. V. Silveri	77	1983	2,266,976	(12)	8.14
Kenneth Velo	60	2005	7,202		*
Retiring Director
Leon Wolin	81	1991	487,953	(13)	1.75
Non-Director, Executive Officers
JoAnn S. Lilek	51	—	5,000	(14)	*
Daniel R. Kadolph	45	—	69,129	(15)(16)(17)	*
Donald L. Wiest, II	54	—	8,641	(15)(18)	*
Mary C. Ceas	50	—	37,377	(15)(17)	*
Sheldon Bernstein	61	—	87,116	(15)(17)(19)	*
Thomas A. Caravello	59	—	25,585	(15)(17)(24)	*
Bruno P. Costa	47	—	90,905	(15)(17)	*
John G. Eilering	62	—	258,665	(15)	*
Thomas H. Hackett	60	—	10,450	(15)(17)	*
Mary M. Henthorn	50	—	104,701	(15)(20)	*
Stephan L. Markovits	58	—	44,409	(15)	*
Dennis M. Motyka	57	—	6,422	(15)(17)	*
Brogan M. Ptacin	47	—	128,456	(15)(21)	*
Kelly J. O’Keeffe	47	—	69,330	(15)(17)(22)	*
William H. Stoll	53	—	13,260	(15)(17)	*
Jan R. Thiry	55	—	4,222	(15)(17)	*

All directors and certain executive officers as a group (30 persons)			6,058,363	(23)	21.77%

*	Less than one percent.

(1)	The address of each principal stockholder is 501 West North Avenue, Melrose Park, Illinois 60160.

(2)	Unless otherwise stated below, each person has sole voting and investment power with respect to all such shares.

(3)	Includes 13,000 shares held by a trust for which Mr. Livingston acts as trustee and 7,000 shares held in an IRA account for the benefit of Mr. Livingston. Includes 10,000 shares of restricted stock; 5,000 shares will vest on January 1, 2009 if Mr. Livingston is still serving as chairman of the board of directors and 5,000 shares will vest on January 1, 2010 if he is still serving as chairman of the board of directors.

(4)	Includes 30,000 shares of restricted stock, which will vest on January 1, 2009 provided Mr. Giancola is still employed pursuant to the terms of his employment agreement; and 29,316 restricted stock which will vest on July 1, 2010, 11,000 shares of restricted stock which will vest on December 29, 2011 and 18,326 shares of restricted stock which will vest on January 28, 2013; however, if certain performance goals are met, the 11,000 shares of restricted stock will vest within 60 days of December 31, 2009 and the 18,326 shares of restricted stock will vest within 60 days of December 31, 2010; includes 17,000 shares held by a trust for which Mr. Giancola acts as trustee; 2,000 shares held directly by Mr. Giancola’s spouse; 20,000 shares held by a trust for which Mr. Giancola’s spouse acts as trustee; 2,993 shares held in the 401(k) plan; and 40,032 shares are pledged as collateral for a borrowing.

(5)	Includes 11,902 shares of restricted stock which will vest on July 1, 2011, 6,000 shares of restricted stock which will vest on December 29, 2011, and 9,163 shares of restricted stock which will vest on January 28, 2013; however, if certain performance goals are met, the 6,000 shares of restricted stock will vest within 60 days of December 31, 2009 and the 9,163 shares of restricted stock will vest within 60 days of December 31, 2010.

(6)	Does not include 3,000 restricted shares of Company common stock which Mr. Berger will receive upon his election as a director. 1,000 shares will vest following the 2008 annual meeting and 1,000 shares will vest following the 2009 and 2010 annual meetings, provided he is still serving as a director following each such meeting.

(7)	Includes 7,950 shares held by trusts for which Mr. DiPaolo acts as trustee, 11,610 shares held by a trust for which Mr. DiPaolo acts as co-trustee, 40,500 shares held by DiPaolo Company, a company controlled by Mr. DiPaolo, and 14,145 shares held directly by Mr. DiPaolo’s daughter. A total of 257,192 shares are pledged as collateral for borrowings.

(8)	Includes 11,500 shares held by a trust for which Mr. Forrester acts as trustee and 5,000 shares held in an IRA account for the benefit of Mr. Forrester and 3,500 shares held in an IRA account for the benefit of Mr. Forrester’s spouse.

(9)	Includes 10,500 shares held in an IRA account for the benefit of Mr. Hartley and 1,000 shares held by trusts for which Mr. Hartley acts as trustee.

(10)	Includes 126,720 shares held by a trust for which Mr. Rizza acts as trustee and 85,325 shares held in an IRA account for the benefit of Mr. Rizza.

(11)	Includes 1,000 shares of restricted stock which will vest following the 2008 annual meeting, as long as Mr. Rosenquist is still serving as a director.

(12)	Includes 12,312 shares held by trusts for which Mr. Silveri acts as trustee; 52,074 shares held directly by Mr. Silveri’s spouse; 3,150 shares held by trusts for which Mr. Silveri’s spouse acts as trustee; and 1,307,056 shares held by Go-Tane Service Stations, Inc., a company controlled by Mr. Silveri and the Go-Tane Pension Plan.

(13)	Includes 457,923 shares held by a trust for which Mr. Wolin acts as trustee and 28,830 shares held in an IRA account for the benefit of Mr. Wolin.

(14)	Includes 5,000 restricted stock which will vest on March 17, 2009, provided Ms. Lilek is still employed by the Company.

(15)	Includes shares of restricted stock, which will vest on July 1, 2010 as follows: Kadolph and Costa — 2,000 shares each; Ceas — 1,000 shares; Bernstein, Caravello, Henthorn and Stoll — 2,500 shares each; and Hackett — 1,500 shares. Includes shares of restricted stock, which will vest on July 1, 2011 as follows:

O’Keeffe — 30,000 shares and Ptacin — 30,000 shares. Includes shares of restricted stock, which will vest on December 29, 2011 as follows: Kadolph - 2,105 shares, Costa — 2,526 shares, Ceas — 842 shares, Bernstein — 2,526 shares, Caravello — 2,526 shares, Hackett — 1,684 shares, Henthorn — 632 shares, Motyka — 1,684 shares, O’Keeffe — 1,684 shares, Ptacin — 2,947 shares, Stoll — 1,895 shares, and Wiest — 300 shares; if certain performance goals are met, the restricted stock will vest within 60 days of December 31, 2009. Includes shares of restricted stock which will vest on October 1, 2012 as follows: Eilering and Markovits — 10,000 shares each; if certain performance goals are met, the restricted stock will vest within 60 days of December 31, 2010. Includes shares of restricted stock which will vest on January 28, 2013 as follows: Kadolph — 2,896 shares, Costa — 4,344 shares, Ceas — 2,896 shares, Bernstein — 5,068 shares, Caravello — 5,068 shares, Eilering — 2,896 shares, Hackett — 2,896 shares, Henthorn — 2,172 shares, Markovits — 2,896 shares, Motyka — 3,620 shares, O’Keeffe — 5,792 shares, Ptacin — 7,964 shares, Stoll — 3,620 shares, Thiry — 2,896 shares, and Wiest — 3,620 shares; if certain performance goals are met, the restricted stock will vest within 60 days of December 31, 2010. Includes shares subject to currently exercisable options as follows: Kadolph — 52,451 shares; Ceas — 27,898 shares; Bernstein — 60,378 shares; Caravello — 5,250 shares; Costa — 73,101 shares; Hackett — 3,000 shares; and Henthorn — 57,397 shares.

(16)	Includes 300 shares held by Mr. Kadolph’s spouse and 3,000 shares are pledged as collateral for a borrowing.

(17)	Includes shares held in the Company’s 401(k) Plan as follows: Kadolph — 6,007 shares; Ceas — 4,246 shares; Bernstein — 1,794 shares; Caravello — 1,908 shares; Costa — 734 shares; Hackett — 1,370 shares; Motyka — 688 shares; O’Keeffe — 25 shares; Stoll — 1,133 shares; and Thiry — 751 shares.

(18)	Includes 2,300 shares held in an IRA account for the benefit of Mr. Wiest and 71 shares in the dividend reinvestment plan.

(19)	Includes 16,300 shares held by a trust for which Mr. Bernstein acts as trustee.

(20)	Includes 45,833 shares held by a trust for which Ms. Henthorn acts as trustee and 38,558 shares are pledged as collateral for a brokerage margin account.

(21)	Includes 70,613 shares held by a trust for which Mr. Ptacin acts as trustee.

(22)	Includes 25,052 shares held by a trust for which Mr. O’Keeffe acts as trustee and 25,052 shares are pledged as collateral for a borrowing.

(23)	Includes an aggregate 265,222 shares subject to currently exercisable options (which are also included in the totals above) and 106,183 shares (of which 21,649 shares are included in the totals above), held in the Company’s 401(k) Plan, for which American Stock Transfer Company, acts as trustee. The trustee under the 401(k) Plan has sole voting and investment power with respect to such shares.

(24)	Includes depositary shares each representing 1/100th of a share of Series A Noncumulative Redeemable Convertible Perpetual Preferred Stock that are convertible at the holder’s option at any time and at the option of the Company (if certain conditions are met) five years after the issuance date into the following number of shares of common stock: Mr. Livingston — 1,667, Mr. Giancola — 8,333, and Mr. Caravello — 3,333.

(25)	Includes 10,000 shares held in an IRA account for the benefit of Dr. Genetski.

Election of Directors

Our by-laws provide that the board of directors shall consist of three to twenty directors with the number fixed from time to time by a resolution of the board of directors. The board of directors has set the number of directors at thirteen.

Under our by-laws, all directors are to be elected at each annual meeting of stockholders and will serve a one-year term until their successors are elected and qualified or until their earlier resignation, removal or death.

All persons standing for election as director were unanimously nominated by the board of directors. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

The nominees proposed for election at this meeting are set forth below.

In the event that any of these individuals is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the board of directors. The board has no reason to believe that any director nominee will be unable or unwilling to serve. Unless authority to vote for the nominees is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the election of the nominees proposed by the board of directors.

Your board recommends that you vote “FOR” each of the nominees listed below.

Director Nominees

Homer J. Livingston, Jr., has served as chairman of the board of the Company and Midwest Bank and Trust Company, the Bank, since January 1, 2008. He has served as director of the Company since May 2005 and as director of the Bank since June 2005. He formerly served as president and chief executive officer of the Chicago Stock Exchange, president and chief executive officer of LaSalle National Bank of Chicago, as a trustee of the Southern Pacific Railroad, as a member of the board of directors of Evanston Northwestern Healthcare (serving as chairman for five years) and as a director of Peoples Energy Corp. (the first lead director), Great Lakes Dredge and Dock, First Federal Savings and Loan, American National Can, LaSalle Bank National Association and Southern Pacific Railroad.

James J. Giancola was named director and chief executive officer of the Company and the Bank in September 2004. Mr. Giancola was named president of the Company in September 2004 and vice chairman of the Bank in July 2006. He was president of the Bank from 2004 to 2006. In November 2004, Mr. Giancola was named chairman, director, president, chief executive officer of MBTC Investment Company. Prior to joining the Company, he was semi-retired and a private investor. Mr. Giancola has over 30 years experience in the banking industry. He served as president of Fifth Third Bank, Indiana from 1999 to 2000. He also served as president and chief executive officer of CNB Bancshares, Inc., a seven billion dollar bank holding company in Evansville, Indiana from 1997 to 1999. Mr. Giancola also served as president of Gainer Bank located in Northwest Indiana. Mr. Giancola became a director of ACE Holding Company, LLC, a mortgage banking company in Indianapolis, Indiana in 2006.

J. J. Fritz was named director and executive vice president of the Company and director, president, and chief operating officer of the Bank in July 2006. Mr. Fritz was also named director, chairman, and chief executive officer of Midwest Financial and Investment Services, Inc. in July 2006. Mr. Fritz and other investors founded Royal American Corporation in 1991, where he served as chairman and chief executive officer, after he served as chief executive officer of First Chicago Bank of Mt. Prospect. His lengthy career in the Chicago metropolitan area also includes positions at Northern Trust, First National Bank of Libertyville and Continental Illinois National Bank.

Percy L. Berger, CPA, has been nominated to serve as a director of the Company, subject to stockholder approval, starting in May 2008. Mr. Berger is the founder and managing partner of Dempster Group, a middle-market private equity investment firm. He is chairman of the board and chief executive officer of NEATT Wireless, LLC, a regional wireless telecommunications company. Mr. Berger founded Green Leaf Ridge Company, a private equity investment firm in 1998. Mr. Berger is a former vice chairman and director of Dynix.com. He also served as a director of PrimeCo Wireless Communication, LLC. He is currently a director Chicago’s Lincoln Park Zoo and Evanston Northwest Healthcare. Mr. Berger was managing director, senior vice president and senior client manager at Bank of America, and its precedessor bank, NationsBanc, NA in the midwest. During his career, Mr. Berger served in progressively increasing capacities as a corporate banker in Continental Bank, Wells Fargo Bank, and Chemical Bank (now JPMorgan Chase) during his banking career. Mr. Berger is a member of the Illinois Society of Certified Public Accountants and The American Institute of Certified Public Accountants.

Angelo DiPaolo has served as a director of the Company since 1983. He has also served as a director of the Bank since 1982. He has served as president of DiPaolo Company, a heavy construction company, and DiPaolo Center, a commercial complex in Glenview, Illinois, since 1963.

Barry I. Forrester, CFA, has served as a director of the Company since May 2005 and as a director of the Bank since June 2005. He has been a private investor since 2004. Previously, he had worked over 14 years as an investment banker specializing in providing corporate finance services to financial institutions including public offerings of equity and debt, mergers and acquisitions, and mutual-to-stock conversion transactions. He served clients through positions at William Blair & Company from 2000 through 2004, ABN AMRO Incorporated from 1997 to 2000, and EVEREN Securities, Inc. (including predecessors Kemper Securities and Blunt Ellis & Loewi) from 1989 to 1997. Prior thereto he was a financial analyst with Crowe Chizek and Company, LLP. He was a director of Eagle Savings Bank from January 2006 to June 2007. He holds the Chartered Financial Analyst designation and is a member of the CFA Institute and CFA Society of Chicago.

Robert J. Genetski, PhD, has served as director of the Company since June 2005. He has also served as a director of the Bank since 2004. He has been president of Robert Genetski & Associates, Inc. since 1991. He also serves as a director of DNP Select Income Fund. He has previously taught at the University of Chicago Graduate School of Business, New York University, and Wheaton College.

Gerald F. Hartley, CPA, has served as a director of the Company and chairman of the audit committee since June 2003. Mr. Hartley was named director of the Bank in February 2004. Mr. Hartley has over 40 years experience in financial, accounting, and auditing responsibilities. He served as a director of Republic Bank of Chicago and Republic Bancorp Co. from August 2000 through May 2003. Previously, he spent 35 years in the public accounting profession, primarily with Crowe Chizek and Company, LLP, dealing with community-based banks and bank holding companies. Mr. Hartley served as a member of the AICPA Committee on Bank Accounting and Auditing and as a director of the Illinois CPA Society.

Dennis M. O’Hara, CPA, has over 40 years of experience in public accounting servicing manufacturers, distributors and large service companies. Mr. O’Hara served as a director of Northwest Suburban Bancorp, Inc. from May 2004 to September 2007. He served as a partner at Nykiel Carlin & Co. CPA’s from 1976 until 2006, when Nykiel Carlin & Co. merged with Clifton Gunderson, LLP. He is a member of the American Institute of Certified Public Accountants and the Illinois C.P.A. Society. Mr. O’Hara holds a bachelor’s degree in accounting from St. Joseph’s College.

Joseph Rizza has served as a director of the Company since April 1997. He was elected a director of the Bank in 2002. Mr. Rizza was also a director of Midwest Bank of Hinsdale from 1994 to 2001. Mr. Rizza is the owner of Joe Rizza Enterprises which owns several automobile dealerships and financial service companies in the Chicago metropolitan area.

Thomas A. Rosenquist was named a director of the Company and the Bank in July of 2006. Mr. Rosenquist served as a director of Royal American Corporation from April 1997 to June 2006. He formerly served as a director of Gurnee National Bank and American National Bank and Trust Company of Waukegan. Mr. Rosenquist is owner, president, and chief executive officer of Lake County Grading Company, a trucking and excavating company.

E. V. Silveri served as chairman of the board of the Company from 1983 until December 31, 2007. Mr. Silveri was elected a director of the Bank in 1972 and has been chairman of the board of the Bank since 1975. He was also a member of the board of directors of Midwest Bank of Hinsdale, and served as chairman of First Midwest Data Corp from 1991 to 2002. Since 1984, Mr. Silveri has been the president and also a director of Go-Tane Service Stations, Inc., a firm he co-founded in 1966.

Monsignor Kenneth Velo has served as a director of the Company since June 2005. He has served as a director of the Bank since 2004. He has been a priest in the Archdiocese of Chicago since 1973 and named Monsignor in 1996. He has been the head of the Office of Catholic Collaboration of DePaul University serving in the capacity of senior executive since 2001. He has also been president of The Big Shoulders Fund since 2003. Monsignor Velo was president of Catholic Extension, a national organization funding more than 75 dioceses in the United States of America. He is a member of the board of Children’s Memorial Hospital and serves on the board of Trustees of Fenwick College Preparatory School as well as other civic and community efforts.

Retiring Director

Leon Wolin is retiring as a director in accordance with the by-law provision discussed below. He has served as a director of the Company since 1991. He was elected a director of the Bank in 1985. Mr. Wolin was a director of Midwest Bank of Hinsdale from 1996 to 2002. Mr. Wolin has been president of Price Associates, Inc., a real estate appraisal and consulting firm, since 1980. Mr. Wolin has been president of Union Health Services since 2000. The Company has benefited from the commitment and contributions of Mr. Wolin for the past seventeen years.

Corporate Governance

Director Nomination Procedures

The corporate governance and nominating committee will consider candidates for nomination as a director recommended by directors or stockholders. The committee will consider nominees recommended by our stockholders if the procedures set forth below are followed.

In evaluating candidates, the committee considers the attributes of the candidate (including skills, experience, diversity, age, and legal and regulatory requirements) and the needs of the board and will review all candidates in the same manner. Our by-laws require that a director own 3,000 shares of our common stock and that a director must acquire these shares within three years of being elected or appointed to the board. The board has the authority to waive this requirement and has waived it in the past. The by-laws also provide that commencing at the 2008 annual meeting of stockholders, a person who is older than age 75 will not be eligible to serve as a director of the Company unless this provision is waived with respect to a director pursuant to a majority vote of the directors.

Mr. Silveri stepped down as chairman of the board of directors of the Company on January 1, 2008, having served in that capacity since 1983. The board of directors waived the by-law retirement provision to allow Mr. Silveri to stand for election at the 2008 annual meeting.

Under our stock and incentive plan, non-employee directors elected or appointed to the board for the first time (other than those non-employee directors who are elected or appointed to the board in conjunction with an acquisition) will receive an award of 3,000 shares of restricted stock which will vest as follows: 1,000 shares following the director’s election or appointment to the board and 1,000 shares on the two succeeding annual meetings following such election or appointment provided the individual is still serving as a director on such anniversary.

The committee reviews and shapes governance policies and identifies qualified individuals for nomination to the board. Nominees may be suggested by directors, members of management, stockholders, or, if applicable, by a third party engaged to recommend directors.

In identifying and recommending nominees for positions on the board of directors, the committee places primary emphasis on:

•	judgment, character, expertise, skills, and knowledge useful to the oversight of our business;

•	diversity of viewpoints, backgrounds, experiences, and other demographics;

•	business or other relevant experience; and

•	the extent to which the nominee’s expertise, skills, knowledge, and experience interfaces with that of other members of the board of directors and will help build a board that is effective and responsive to our needs.

There are no other specific minimum qualifications that nominees must meet in order for the committee to recommend them to the full board. Each nominee will be evaluated based on his or her individual merits.

Members of the committee will discuss and evaluate potential candidates in detail and suggest individuals to explore in more depth. Once a candidate is identified whom the committee desires to seriously consider and move toward nomination, the candidate will be invited to meet with the entire committee. If the entire committee approves the candidate, the chairman of the committee, or his or her designee, will enter into a discussion with the nominee with the objective of obtaining the nominee’s permission to be submitted for election at the next annual meeting of stockholders or to be appointed to the board. If the candidate accepts the invitation, the candidate is recommended for approval to the entire board of directors.

Stockholder Nominations. The committee will consider nominees recommended by our stockholders. A stockholder who wishes to recommend a nominee for the committee’s consideration may do so by submitting the name of the nominee in writing to the Chairman of the Corporate Governance and Nominating Committee, Midwest Banc Holdings, Inc., 501 West North Avenue, Melrose Park, IL 60160 prior to January 1st of each year, for consideration at the next annual meeting of stockholders. In submitting nominees, persons should be aware of and apply the guiding principles for director qualifications cited above. Persons submitting nominations may be asked to provide additional background information about a prospective candidate as determined by the committee.

Attendance at Board of Directors Meetings, Committee Meetings, and Stockholder Meetings

The board of directors conducts its business through meetings of the board and through activities of its committees. The board of directors meets regularly and may schedule special meetings as needed. During fiscal year 2007, our board held six meetings primarily related to general Company matters. Each of our directors attended at least 75% of the total number of the Company’s board meetings held and committee meetings on which such director served during fiscal year 2007.

The board encourages all board members to attend the annual meeting of stockholders. All of the board members attended the 2007 annual meeting of stockholders.

Communications with Directors

If you wish to communicate with the board of directors or any individual board member, you may send correspondence to James J. Giancola, president and chief executive officer, Midwest Banc Holdings, Inc., 501 West North Avenue, Melrose Park, Illinois 60160. Mr. Giancola will submit your correspondence to the board member, all of the board members or the appropriate board committee, as applicable. Concerns relating to accounting, internal controls, or auditing matters are to be immediately brought to the attention of the chairperson of the audit committee.

Director Independence

The board of directors (after receiving a recommendation from the corporate governance and nominating committee) determined on March 12, 2008 that Messrs. Forrester, Hartley, Livingston, O’Hara, Rizza, Rosenquist, Silveri, and Wolin, and Dr. Genetski and Monsignor Velo are “independent directors” as such term is defined in Rule 4200(a)(15) of the Nasdaq listing standards. A copy of our director independence standards is available at www.midwestbanc.com — Investor Relations — Corporate Governance.

When making the independence determinations, both the corporate governance and nominating committee and the board of directors reviewed the information relating to transactions certain directors had in the ordinary course of business with the Company and the Bank (see Transactions with Certain Related Parties found on page 42, for a discussion of these transactions). After considering this information, both the committee and the board concluded that these transactions would not interfere with the exercise of independent judgment of these directors in carrying out their responsibilities as directors of the Company.

Independent directors may meet in executive session, without management, at any time, and are regularly scheduled for such executive sessions four times a year.

Related Party Transactions

The board of directors has adopted a policy concerning the approval of related party transactions — transactions between the Company and its subsidiaries and our related parties, our directors, officers or principal stockholders, and their respective family members and businesses they control. Except as noted below, any related party transaction may be consummated or may continue only if:

•	the corporate governance and nominating committee shall approve or ratify such transaction in accordance with the guidelines set forth in the policy; or

•	the transaction is approved or ratified by a majority of the disinterested, independent members of our board (the “independent directors”); or

•	the transaction involves compensation approved by our compensation committee or the board of directors.

All related party transactions where the amount involved is less than $100,000 may be approved by our chief executive officer and if so approved shall be presented for ratification to the committee or a majority of the independent directors.

All loans to a related party shall be approved by the board of directors of the Bank as required by Regulation O of the Board of Governors of the Federal Reserve System and by a majority of the independent directors. Any loan to a related party: (i) must be made in the ordinary course of business; (ii) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to us; and (iii) must not involve more than the normal risk of collectibility or present other unfavorable features.

All related party transactions approved by our chief executive officer must be submitted for ratification by the committee or a majority of the independent directors. All other related party transactions (except loans approved as discussed above) shall be submitted for approval to the committee or a majority of the independent directors. After such approval, management must update the committee and the full board of directors as to any material change to those proposed transactions.

All related party transactions are to be disclosed in our applicable filings as required by the Securities Act of 1933 and the Securities Exchange Act of 1934, the Exchange Act, and related rules. Furthermore, all related party transactions shall be disclosed to the committee and to the full board of directors.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics which applies to all directors, officers, and employees of the Company, including the chief executive officer and the chief financial officer. There were no waivers during 2007. A copy of the Code is available at www.midwestbanc.com — Investor Relations — Corporate Governance. We will post any changes to the Code, as well as waivers of the Code for directors or executive officers, at the same location on our website.

Section 16(a) Beneficial Ownership Compliance

Section 16 of the Exchange Act requires the Company’s directors and certain officers, and certain other owners of our common stock, to periodically file notices of changes in beneficial ownership of such common stock with the Securities and Exchange Commission, the SEC. To the best of the Company’s knowledge, during 2007 all required filings were timely submitted, except the Form 4 filed by Mr. Rizza on November 14, 2007 and the Form 4 filed by Mr. Stoll on November 1, 2007.

Committees of the Board

Audit Committee

The audit committee is composed entirely of outside directors who are not officers of the Company. The members of the committee are “independent directors” as such term is defined in Rule 4200(a)(15) of the Nasdaq listing standards as currently in effect and the financial literacy requirements under applicable SEC and Nasdaq rules. The committee currently consists of Messrs. Hartley (chairman), Forrester, Genetski and Wolin. Following the annual meeting, Mr. O’Hara (who is an independent director) will replace Mr. Wolin who is retiring from the board of directors. The board of directors has determined that Mr. Hartley is the audit committee’s financial expert. A copy of the committee charter is available at our website www.midwestbanc.com — Investor Relations — Corporate Governance.

Generally, the committee has the responsibility for oversight of financial controls, as well as the Company’s accounting, regulatory and audit activities, and annually reviews the qualifications of the Company’s independent registered public accounting firm. The independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company’s financial statements. During 2007, the committee met eleven times.

Corporate Governance and Nominating Committee

The corporate governance and nominating committee currently consists of Messrs. Livingston (chairman), Hartley, Silveri, Rosenquist and Wolin and Monsignor Velo. Following the annual meeting, Mr. Berger, if elected to the board, will replace Mr. Wolin who is retiring from the board of directors. Committee members are “independent directors” as such term is defined in Rule 4200(a)(15) of the Nasdaq listing standards as currently in effect. A copy of the committee charter is available at our website www.midwestbanc.com — Investor Relations — Corporate Governance. During 2007, the committee met eight times.

The committee has the following responsibilities:

•	recommend a board structure, a committee structure and board and committee practices (including the size of the board, the number, function, and size of committees and the number of board and committee meetings);

•	recommend committee assignments, including committee chairmanships, to the full board for approval;

•	revise annually the corporate governance guidelines and committee charters and recommend to the board any needed changes;

•	review with the board on an annual basis the appropriate skills and characteristics required on the board in the context of the strategic direction of the Company; establish board member selection criteria and screen and recruit new board members;

•	recommend to the board the existing board members to be re-nominated, after considering the appropriate skills and characteristics required on the board, the current makeup of the board, the results of the individual evaluations of the directors and the wishes of existing board members to be re-nominated;

•	review director candidates recommended by stockholders;

•	review and approve related party transactions;

•	recommend director nominees for approval by the board and the stockholders;

•	develop and recommend standards for determining director independence (i.e. whether a material relationship exists between the Company and a director) and consider questions of possible conflicts of interest of directors;

•	review annually the Company’s Code of Business Conduct and Ethics and recommend to the board any needed changes; manage the process whereby the full board annually assesses its performance, and then report the results of the evaluation to the board along with any recommendations to the full board as to his continuation as a board member;

•	jointly with the compensation committee recommend to the board the compensation to be paid to directors; and

•	oversee the orientation of new directors and assess the need for continuing education in governance developments.

Strategic Opportunities Committee

The strategic opportunities committee consists of Messrs. Forrester (chairman), Fritz, Giancola, Hartley, Livingston and Silveri. The members of the committee are the Company’s chairman of the board, chief executive officer of the Company and the chief operating officer of the Bank, and independent directors as determined by the board and constituting a majority of the committee, considering the recommendation of the corporate governance and nominating committee. A copy of the committee charter is available at our website www.midwestbanc.com — Investor Relations — Corporate Governance.

The committee assists the Company’s management and board in (1) identifying, evaluating and executing potential mergers, acquisitions and other similar strategic transactions and (2) reviewing the capital needs and strategies of the Company in conjunction with the asset liability committee. The committee provides direction to and coordinates with management as to the initiation, status and disposition of transaction opportunities. The committee has authority to provide the Company’s management direction to enter into customary preliminary transaction agreements such as confidentiality agreements; engage legal, financial and other advisers in connection with particular transactions; and make transaction proposals on a preliminary, non-binding basis. The committee reviews potential transactions for consistency with the Company’s strategic plans and effects on long-term stockholder value and, as the committee deems appropriate, recommends potential transactions for review and approval by the full board, which retains the exclusive authority to approve binding, definitive transaction agreements. The committee will annually review and assess the success and challenges of past transactions. The committee met seven times in 2007.

Asset Liability Committee

The asset liability committee consists of Messrs. Genetski (chairman), Forrester, Fritz, Giancola, Livingston and Silveri. The members of the committee are the Company’s chairman of the board, chief executive officer of the Company and chief operating officer of the Bank, and independent directors as determined by the board and constituting a majority of the committee, considering the recommendation of the corporate governance and nominating committee. A copy of the committee charter is available at our website www.midwestbanc.com — Investor Relations — Corporate Governance.

The committee assists the Company’s management and board in reviewing and making recommendations to the board of the Company’s securities portfolio and asset liability management strategy and policies; reviewing the Company’s securities portfolio performance and consistency with its strategy and policies; and reviewing and assessing the risk and returns associated with the Company’s securities portfolio in the context of the overall assets, liabilities and capital of the Company; and reviewing the capital needs and strategies of the Company in conjunction with the strategic opportunities committee. The committee is also responsible for overseeing the use of bank owned life insurance by the Company. The committee met eleven times in 2007.

Compensation Committee

The compensation committee consists of Messrs. Wolin (chairman), Forrester, Livingston, Rizza and Rosenquist and Monsignor Velo. Following the annual meeting, Monsignor Velo will replace Mr. Wolin (who is retiring from the board of directors) as chairman and Mr. Berger, if elected to the board, will be added to the committee. The members of the committee are “independent directors” as such term is defined in Rule 4200(a)(15) of the Nasdaq listing standards as currently in effect. A copy of the committee charter is available at our website www.midwestbanc.com — Investor Relations — Corporate Governance. The committee met seven times during 2007.

The fundamental responsibilities of the committee are to:

•	adopt, review and refine an executive compensation philosophy and guiding principles that reflect Midwest’s mission, values and long-term strategic objectives;

•	review and approve on an annual basis corporate goals and objectives relevant to compensation of James J. Giancola, our chief executive officer, and J. J. Fritz, our Bank’s president and chief operating officer, evaluate their performances in light of those goals and objectives and, recommend to the board their compensation level based on this evaluation;

•	review and make recommendations to the board concerning compensation of other executive officers on an annual basis;

•	review and make recommendations to the board with respect to policies relating to compensation;

•	review and make recommendations to the board regarding our stock and incentive plan;

•	approve compensation awards for executive officers (with or without ratification or approval of the board) if required to do so in order to comply with applicable tax and state corporate laws;

•	prepare and approve the committee report required by the SEC to be included in our annual meeting proxy statement;

•	oversee the management incentive plan; approve and recommend to the board the cash awards made under the plan; advise the board of any stock awards to be made under the plan; approve and recommend to the board the incentive award restrictions under the plan;

•	oversee our executive benefit programs, as key risk areas, so that they are managed and administered in a manner consistent with the Company’s objectives, and the requirements of the appropriate regulatory bodies;

•	approve and make recommendations to the board for the merit pool amounts to be allocated to Midwest staff;

•	annually review and make recommendations to the board about director compensation;

•	review and reassess the adequacy of the committee charter annually and recommend to the board any changes deemed appropriate by the committee;

•	review its own performance annually;

•	report regularly to the board; and

•	perform any other activities consistent with the charter, the Company’s by-laws and governing law, as the committee or the board deems necessary or appropriate.

Management plays a significant role in the compensation-setting process. The most significant aspects of management’s role are: evaluating employee performance; suggesting business performance targets and objectives; and recommending salary levels, cash incentives and restricted stock awards. Ms. Ceas, our senior vice president-human resources, and Mr. Giancola work with Mr. Wolin in establishing the agenda for committee meetings. Management also prepares meeting information for each committee meeting.

Mr. Giancola and Ms. Ceas participate in committee meetings at the committee’s request to provide: background information regarding our strategic objectives; Mr. Giancola’s evaluation of the performance of the senior executive officers; and compensation recommendations as to senior executive officers (other than himself and the chief operating officer of the Bank). Mr. Giancola does not participate in those portions of the committee meetings where his compensation is reviewed and approved.

The committee charter grants the committee the sole and direct authority to hire and fire its advisors and compensation consultants and approve their compensation. These advisors report directly to the committee. We pay the committee’s advisors and consultants. The committee has, for several years, used the services of a compensation consultant to identify specific study groups of companies and to provide research regarding compensation programs and compensation levels among the companies in the study groups.

The committee engaged The Delves Group to serve as its consultant for fiscal 2007. The Delves Group has provided consulting services to the committee since 2005. The committee has determined that The Delves Group is independent because it has never done any work for Midwest other than advise the committee and has no prior relationship with management. The Delves Group reports directly to the committee but is authorized to communicate with Ms. Ceas to obtain information. The Delves Group will not do any work for Midwest except as authorized by the committee.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

The compensation committee consists of Messrs. Wolin (chairman), Forrester, Livingston, Rizza and Rosenquist and Monsignor Velo. The members of the committee are “independent directors” as such term is defined in Rule 4200(a)(15) of the Nasdaq listing standards as currently in effect. A copy of the committee charter is available at www.midwestbanc.com — Investor Relations — Corporate Governance.

The compensation committee has reviewed the Compensation Disclosure and Analysis contained in this proxy statement with the management of Midwest, and based on the review and discussions, the compensation committee has recommended to the board of directors that the Compensation Disclosure and Analysis be included in our annual report on form 10-K and its proxy statement.

This report is submitted by the compensation committee.

Leon Wolin (chairman)
Barry I. Forrester
Homer J. Livingston, Jr.
Joseph R. Rizza
Thomas Rosenquist
Kenneth J. Velo

Compensation Committee Interlocks and Insider Participation

James J. Giancola, president and chief executive officer of the Company, and J. J. Fritz, executive vice president, serve on the board of directors of the Company. Mr. Giancola is also the vice chairman and chief executive officer of the Bank and Mr. Fritz is the president and chief operating officer of the Bank. Each of the directors of the Company is also a director of the Bank.

Determinations regarding compensation of the employees of Midwest and the Bank are made by the compensation committee of the board of directors, who are all independent directors. Additionally, there were no compensation committee interlocks during 2007, which generally means that no executive officer of Midwest served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of our compensation committee.

Directors’ Compensation

The following table shows the compensation paid to the directors in 2007.

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid			Incentive Plan	Compensation	All Other
Name	in Cash	Stock Awards	Option Awards	Compensation	Earnings	Compensation	Total
(a)(1)	($)(b)(2)	($)(c)(3)	($)(d)	($)(e)	(f)(4)	($)(g)	($)(h)

E. V. Silveri	$60,000	$—	$—	$—	$—	$—	$60,000
Angelo DiPaolo	50,500	—	—	—	—	—	50,500
Barry I. Forrester	72,250	20,220	—	—	—	—	92,470
Robert Genetski	65,250	20,010	—	—	—	—	85,260
Gerald F. Hartley	81,250	20,220	—	—	—	—	101,470
Homer J. Livingston, Jr.	67,500	20,220	—	—	—	—	87,720
Dennis M. O’Hara	4,500	—	—	—	—	—	4,500
Thomas A. Rosenquist	58,375	23,030	—	—	—	—	81,405
Joseph R. Rizza	48,500	—	—	—	—	—	48,500
Kenneth J. Velo	56,000	20,010	—	—	—	—	76,010
Leon Wolin	65,250	—	—	—	—	—	65,250

(1)	Messrs. Giancola and Fritz, as employee-directors, do not receive any director’s fees. Mr. O’Hara was appointed to the board in October 2007.

(2)	Board and committee meeting fees paid in 2007 totaled $629,375, which includes fees paid for service on the boards and committees of the Company and the Bank. Each director serves as a director of the Bank. Each director receives a $15,000 retainer from each of the Company and the Bank and $1,000 for each board meeting attended. Committee members receive the following fees:

•	$750 per meeting attended for the audit committee (eleven meetings in 2007); and

•	$500 per meeting attended for the compensation (seven meetings in 2007), corporate governance and nominating (eight meetings in 2007), strategic opportunities (seven meetings in 2007) and asset liability (eleven meetings in 2007) committees.

Committee chairmen receive the following fees for serving as chairmen:

•	audit committee (Hartley) — $18,000; and compensation (Wolin); corporate governance and nominating (Livingston); strategic opportunities (Forrester); asset liability (Dr. Genetski); and trust (Rosenquist) — $2,500 each.

•	On December 11, 2007, the board of directors elected Mr. Livingston, chairman of the board of directors of Midwest and Midwest Bank and Trust Company, effective January 1, 2008. The compensation committee of the board of directors of Midwest granted 15,000 restricted shares of Midwest common stock effective January 1, 2008 to Mr. Livingston as permitted under Midwest’s Stock and Incentive Plan. A total of 5,000 shares vested on January 1, 2008. The remaining shares will vest as follows: 5,000 shares on January 1, 2009 and 5,000 shares on January 1, 2010, provided Mr. Livingston is serving as chairman of the board of directors of Midwest as of each such date. He will have voting and dividend rights with respect to the unvested shares.

(3)	Under our stock and incentive plan, each person elected or appointed to serve as a non-employee director (except for a non-employee director who is elected or appointed in connection with an acquisition by Midwest) receives a restricted stock award of 3,000 shares of our common stock. Messrs. Hartley, Livingston and Forrester each received a restricted stock award for 3,000 shares of common stock; these shares have vested. Mr. Rosenquist received a restricted stock award for 3,000 shares of common stock in July of 2006; 2,000 shares have vested and 1,000 shares will vest following the 2008 annual meeting, provided he is still serving as a director following such meeting. Mr. Berger will receive a restricted stock award for 3,000 shares of common stock upon his election as a director. 1,000 shares will vest following the 2008 annual meeting and 1,000 shares will vest following the 2009 and 2010 annual meetings, provided he is still serving as a director following each such meeting. During the period of restriction, the directors have voting rights and receive dividends with respect to the shares which are restricted.

(4)	We offer our directors a deferred compensation plan. The plan permits directors to elect, prior to the year in which the director’s fees will be paid, to defer a specified portion of the director’s fees into a common stock account or a money market account. Deferred fees will be credited to the director’s common stock account as of the last day of each calendar quarter based upon the closing price of our common stock on the last trading day for such quarter. Eligible directors who do not elect to participate in the plan will continue to receive cash compensation for attendance at board or committee meetings for the Company and the Bank. Directors are not eligible to receive deferred shares or cash until they cease serving as a director. Amounts deferred are not taxable until the director receives the cash or stock.

Executive Compensation

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis addresses the following topics: the members and role of our compensation committee; our compensation-setting process; our compensation philosophy and policies regarding executive compensation; our compensation-setting process; the components of our executive compensation program; and our compensation decisions for 2007 and for the first quarter of 2008.

Committee Members and Independence

The compensation committee consists of Messrs. Wolin (Chairman), Forrester, Livingston, Rizza and Rosenquist and Monsignor Velo. Following the annual meeting, Monsignor Velo will replace Mr. Wolin (who is retiring from the board of directors) as chairman and Mr. Berger, if elected to the board, will be added to the committee. The members of the committee are “independent directors” as such term is defined in Rule 4200(a)(15) of the Nasdaq listing standards currently in effect. A copy of the committee charter is available at our website www.midwestbanc.com — Investor Relations — Corporate Governance.

Committee Meetings

The committee meets as often as necessary to perform its duties and responsibilities. It held seven meetings during 2007 and has held two meetings so far during 2008. Mr. Wolin works with James J. Giancola, our chief executive officer, and Mary Ceas, our senior vice president — human resources, to establish the meeting agenda. The committee typically meets with the chief executive officer, Ms. Ceas, our chairman of the board, outside counsel and, where appropriate, outside advisors. The committee also meets in executive session without management.

Many of our compensation decisions relating to 2007 performance were made in the first quarter of 2008. However, our compensation planning process neither begins nor ends with any particular committee meeting. Compensation decisions are designed to promote our fundamental business objectives and strategy. Business and succession planning, evaluation of management performance, and consideration of the business environment are year-round processes.

The committee receives and reviews materials in advance of each meeting. These materials include information that management believes will be helpful to the committee as well as materials that the committee has specifically requested. Depending on the agenda for the particular meeting, these materials may include:

•	calculations and reports on levels of achievement of individual and corporate performance objectives;

•	reports on our strategic objectives and budget for future periods;

•	information on the executive officers’ stock ownership, option holdings and restricted stock holdings, vested and unvested;

•	information regarding equity compensation plan dilution;

•	estimated values of restricted stock awards;

•	tally sheets setting forth the total compensation of the named executive officers, including base salary, cash incentives, equity awards, perquisites and other compensation and any amounts payable to the executives upon voluntary or involuntary termination, early or normal retirement, under the supplemental executive retirement plan or following a change-in-control of Midwest;

•	information regarding compensation programs and compensation levels at study groups of companies identified by our compensation consultant and reviewed and approved by the committee; and

•	reports on our performance relative to peer companies.

Philosophy and Policies

We believe that the skills, abilities and commitment of our senior executives are essential to our long-term success and competitiveness. The primary goal of our compensation program is to attract, retain and motivate talented individuals who can assist us in delivering high performance to our stockholders and customers. This philosophy is intended to align the interests of management with those of our stockholders.

A variety of compensation elements is used to attract, retain and motivate talented individuals who can assist us in delivering high performance to our stockholders and customers. These include:

•	base salary,

•	annual incentives,

•	performance-accelerated restricted stock awards,

•	employment and change-in-control agreements,

•	retirement plans and supplemental executive retirement plans; and

•	welfare benefits.

The allocation of each component varies by executive and is set to balance appropriately for each executive at-risk pay and fixed compensation. We have developed a compensation philosophy of providing market competitive salaries and incentive awards that, when combined with base salaries, reward exceeding performance objectives with above-market total compensation, performance below objectives with below-market total compensation, and meeting performance objectives with at-market total compensation. We accomplish this through annual and long-term incentive awards and provide that the awards vary significantly with performance.

At the core of our compensation philosophy is our guiding belief that pay should be directly linked to performance. This philosophy has guided many compensation related decisions:

•	A substantial portion of executive officer compensation (33% in 2007) is contingent on, and variable with, achievement of objective corporate and/or individual performance objectives.

•	We provide performance-accelerated equity awards to improve the relationship between long-term compensation and performance and to align more closely management and stockholders interests.

•	We offer employment agreements and transitional employment agreements to our executive officers which are designed to:

-	mitigate the concerns of change-in-control transactions on key officers allowing them to focus on the business,

-	discourage the adoption of policies that may serve to entrench management over the long-term interests of the stockholders, and

-	protect our business with non-competition or non-solicitation provisions.

•	We offer a supplemental executive retirement plan for the purpose of providing retirement benefits to certain of our executive officers in order to promote a balance between the executive’s retirement compensation and short-term cash compensation encouraging executive retention and long-term careers with our company.

We also believe that total compensation and accountability should generally increase with position and responsibility. Consistent with this philosophy:

•	Total compensation is higher for individuals with greater responsibility and greater ability to influence our achievement of targeted results and strategic initiatives.

•	As position and responsibility increases, a greater portion of the executive officer’s total compensation is performance-based pay contingent on the achievement of performance objectives.

•	Equity-based compensation is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term stock appreciation.

Program Design

We have developed a compensation program which is comprised of components typically offered to executives by financial institutions similar to us. The committee recognizes that attracting and retaining key executives is critical to our long term success. The committee has set certain guidelines regarding the compensation of our executive officers. Each executive officer is reviewed annually and that officer’s compensation is based on the committee’s assessment of that individual’s contribution to the Company.

Compensation Decisions Should Promote the Interests of Stockholders

We believe that compensation should focus management on achieving strong short-term (annual) performance in a manner that supports and ensures our long-term success and profitability. The cash incentive portion of our incentive program is designed to encourage executives to meet annual performance targets while the restricted stock award portion of the incentive program encourages the achievement of objectives on a one or three year performance cycle. We believe that restricted stock awards create long-term incentives that align the interest of management with the long-term interests of stockholders.

Compensation Disclosures Should be Clear and Complete

We have decided that all aspects of executive compensation should be clearly, comprehensibly and promptly disclosed in plain English. We believe that compensation disclosures should provide all of the information necessary to permit stockholders to understand our compensation philosophy, our compensation-setting process and how much our executives are paid.

Management’s Role in the Compensation-Setting Process

Management plays a significant role in the compensation-setting process. The most significant aspects of management’s role are suggesting business performance targets and objectives; formulating individual performance objectives; evaluating employee performance; and recommending salary levels, cash incentives and restricted stock awards. The senior vice president — human resources and chief executive officer work with Mr. Wolin in establishing the agenda for committee meetings. Management also prepares meeting information for each committee meeting.

The chief executive officer and the senior vice president — human resources participate in committee meetings at the committee’s request to provide background information regarding our strategic objectives; the chief executive officer’s evaluation of the performance of the senior executive officers; and compensation recommendations as to senior executive officers (other than himself and the chief operating officer of the Bank). The chief executive officer does not participate in those portions of the committee meetings where his compensation is reviewed and approved.

Committee Advisors

The committee charter grants the committee the sole and direct authority to hire and terminate its advisors and compensation consultants and approve their compensation. These advisors report directly to the committee. Midwest pays the committee’s advisors and consultants.

The committee uses the services of a compensation consultant to identify specific study groups of companies and to provide research regarding compensation programs, compensation levels and performance among the companies in the study groups (see discussion below at Benchmarking).

The committee engaged The Delves Group to serve as a consultant for 2007 and 2008. The Delves Group has provided consulting services to the committee since 2005. The committee has determined that The Delves Group is independent because it has not performed any other work for Midwest other than providing advice to the committee and has no prior relationship with management. The Delves Group reports directly to the committee but is authorized to communicate with the senior vice president — human resources to obtain information. The Delves Group will not do any work for Midwest except as authorized by the committee.

The consultant was also engaged in 2005 to design a new, performance-based, executive long-term incentive program. Our main goals for redesigning this program were to improve the relationship between long-term compensation and performance, and the interests of stockholders. After reviewing a variety of alternatives in conjunction with the consultant, the committee (and the board of directors) approved a proposal to make annual grants of performance-accelerated stock options and performance-accelerated restricted stock to executive officers and certain other top management employees. Under the approved proposal, the timing of equity award vesting will be determined by performance on two measures: earnings per share and return on assets. The target measures and the amount of the equity awards are set on a yearly basis by the committee. For 2006 and 2007 performance, the committee and the board elected to award only performance accelerated restricted stock.

During 2007, The Delves Group was engaged to evaluate the effectiveness and structure of our executive compensation programs and practices. This included a market review of competitive compensation levels as well as a review of our annual incentive plan. The committee directed the consultant to design comparison groups of companies and to provide a research report regarding compensation levels and compensation programs at those companies. The consultant in its report indicated:

•	that our compensation levels were competitive relative to both survey and peer group data;

•	that our annual incentive plan is competitive and appropriate with respect to payout levels and pay-for-performance structure.

When initially setting incentive awards for 2007, the committee determined that the incentive awards would be made in the form of cash (50%) and performance-accelerated restricted stock awards (50%), with the vesting and target measures as described above (see discussion below at Annual Management Incentive Compensation Program found on page 22 and Equity Based Compensation found on page 24).

Annual Evaluation

During the first quarter of 2008, the committee evaluated the performance of our senior executive officers, determined their cash incentive compensation and their performance-accelerated restricted stock awards for 2007. Adjustments to the base salaries of all senior officers for 2008 were determined in December of 2007. All of these committee actions were subsequently approved by the board of directors. During 2008, the committee will establish (subject to board approval) the performance objectives for the current fiscal year for the chief executive officer of the Company and chief operating officer of the Bank and the performance objectives for the other executive officers.

Performance Objectives

In March of 2008, the chief executive officer prepared (at the committee’s request) a series of performance goals for 2008 for the chief executive officer and J. J. Fritz, our Bank’s president and chief operating officer. At its March meeting, the committee reviewed and modified these performance goals and assigned a specific weight to each goal, placing special emphasis on financial performance and credit risk.

For other executive officers, the process begins with establishing individual and corporate performance objectives during the first quarter of each fiscal year. The committee engages in an active dialogue with the chief executive officer concerning strategic objectives and performance targets and reviews the appropriateness of the financial measures used in incentive plans and the degree of difficulty in achieving specific performance targets. Corporate performance objectives typically are established on the basis of two measures: earnings per share and return on assets. The target measures and the amount of the awards are set on a yearly basis by the committee. The 2008 performance objectives have not been finalized.

Benchmarking

We do not believe it is appropriate to establish compensation levels primarily based on benchmarking. However, it is our belief that information regarding pay practices at other companies is useful in two respects. First, we recognize that our compensation practices must be competitive in the marketplace especially in light of the competitive nature of the Chicago market. Second, this marketplace information is one of the many factors that we consider in assessing the reasonableness of compensation.

Accordingly, the committee reviews compensation levels for our named executive officers against compensation levels at the companies in a study group identified by our compensation consultant. The compensation consultant provided the committee with information regarding compensation programs and compensation levels at the median and 75th percentiles among companies in this study group.

To remain consistent from year to year, the committee currently intends to use this study group (same industry, high growth and geographic) as part of the annual marketplace study. The specific companies included in each group may change based on their size, relevance or other pertinent factors.

Decisions on executive officer compensation levels are based on the committee’s assessment of each executive’s contribution to our success as well as median competitive market compensation levels determined by the consultant. The review of median competitive data includes both a component-by-component analysis as well as a total compensation review for each of our executive officers. In determining competitive compensation levels, we reviewed survey data for similarly sized financial institutions. We relied in part on a national peer group made up of 19 banks within a median asset size of $3.4 billion and an observed range from $1.7 billion to $7.4 billion; however, the committee believed that data derived from a more localized group of banks, competing in the Chicago market, would be more relevant to its analysis. Included in the analysis for 2007 awards was data from the following eight Chicago-market peer community banks: Amcore Financial, PrivateBancorp, Taylor Capital Group, First Midwest Bancorp, Inc., Old Second Bancorp, MB Financial, Inc., Wintrust Financial Corporation and Corus Bankshares, Inc. The median asset size of the Chicago-market peer group was $6.6 billion, with an observed range from $2.5 to $10.0 billion.

Targeted Compensation Levels

Together with the performance objectives, targeted total compensation levels are established (i.e., maximum achievable compensation) for each of our senior executive officers. In making this determination, we are guided by the compensation philosophy described above. We also consider historical compensation levels, competitive pay practices at the companies in the study group, and the relative compensation levels among our senior executive officers. We may also consider industry conditions, corporate performance versus a peer group of companies and the overall effectiveness of our compensation program in achieving desired performance levels.

Performance Pay

As targeted total compensation levels are determined, we also determine the portion of total compensation that will be contingent, performance-based pay. Performance-based pay generally includes awards made under our incentive plan for achievement of specified performance objectives. For 2007, 39% of the incentive compensation was paid in cash and the remainder in the form of performance-accelerated restricted stock awards. Under the terms of their employment agreements, Mr. Giancola and Mr. Fritz are eligible for performance based awards with a range from zero to 70% of their base salaries in cash and the other named executive officers are eligible for performance based awards ranging from zero to 80% of their base salaries in a combination of cash and stock.

Committee Effectiveness

The committee reviews, on an annual basis, its performance and the effectiveness of our compensation program in obtaining desired results.

Elements of Executive Compensation and 2007 and 2008 Compensation Decisions

In the following discussion, we review the elements of executive compensation and our 2007 and 2008 compensation decisions. In its discussions, the committee continued to apply the compensation principles described above in determining the compensation of our named executive officers. In summary, the compensation decisions made in fiscal 2007 and the first quarter of fiscal 2008 for the named executive officers, including the chief executive officer of the Company and chief operating officer of the Bank, were as follows:

•	We increased base salaries for the named executive officers, on average, by 4% for 2008, reflecting both merit and market-based cost-of-living adjustments.

•	Our cash and equity based incentive compensation for 2007 performance were lower than those paid for 2006 as a result of a failure to achieve our net income target for 2007.

•	We determined that 2007 incentive awards would be paid in cash (39%) and performance-accelerated restricted stock (61%).

•	Although the Company did not achieve its 2007 net income target, incentive payouts in the form of cash and restricted stock were set at levels higher than would have been called for under our management incentive plan because the committee believed (and the board concurred) that the problems with the Company’s performance in 2007 were attributable to the unusual market conditions related to interest rates and our large problem credit. The awards were also increased in order to address overall compensation issues and to retain key employees in a very competitive market place. Despite this increase, the amounts awarded represented only 67% of the target payout under the Plan.

After considering all components of the compensation paid to the named executive officers, the compensation committee has determined that the compensation is reasonable and not excessive. In making this determination, we considered many factors, including the following:

•	Management successfully completed the acquisition of Northwest Suburban Bancorp, Inc. in 2007.

•	Variable, performance based pay represents, on average, 33% of the total compensation that the named executive officers earned for fiscal 2007.

•	The total compensation levels for the named executive officers are comparable with the medians of compensation levels at the companies in the study group.

Base Salary

We believe that base salaries are a key element in attracting and retaining our management team. We, therefore, target base salaries at the competitive median level for companies of similar size, performance and industry. In determining individual salaries, the committee considers — in addition to market median data and study group data — the scope of the executive’s responsibilities, individual contributions, experience in the position, our financial performance, historical compensation and the relative compensation levels among our executive officers. Salary ranges and individual salaries for executive officers are reviewed annually, and adjusted from time to time to take into account outstanding performance, promotions, and updated competitive information. While there are no specific performance weightings established, salary recommendations are based on performance criteria such as:

•	our financial performance with a balance between long- and short-term growth in earnings, revenue, and asset growth;

•	the executive’s role in development and implementation of long-term strategic plans;

•	responsiveness to changes in the financial institution marketplace; and

•	growth and diversification of the Company.

The committee also considers the minimum base salaries set for the chief executive officer of the Company and chief operating officer of the Bank in their employment agreements.

Set forth below is a table showing the named executive officers 2008 base salary and the increase over 2007.

Base Salary

		2008 Base Salary
Name	Title	(Increase Over 2007)

James J. Giancola	President and Chief Executive	$601,500
	Officer	(16,500)
Daniel R. Kadolph	Executive Vice President and Chief	186,100
	Financial Officer	(4,537)
J. J. Fritz	President and Chief Operating Officer,	331,500
	Midwest Bank and Trust Company	(16,500)
Kelly J. O’Keeffe	Executive Vice President, Midwest Bank	234,218
	and Trust Company	(11,155)
Brogan M. Ptacin	Executive Vice President, Midwest Bank	237,038
	and Trust Company	(11,288)

In setting these base salaries, we considered:

•	the compensation philosophy and guiding principles described above;

•	the experience and industry knowledge of the named executive officers and the quality and effectiveness of their leadership;

•	all of the components of executive compensation, including base salary, incentive compensation, including restricted stock awards, retirement and other benefits under the SERP, and other benefits and perquisites;

•	competitive market pay and performance levels;

•	the mix of performance pay to total compensation;

•	internal pay equity among our senior executives;

•	the base salary paid to the officers in comparable positions at companies in the study group, using the median as our point of reference; and

•	the base salaries of the chief executive officer of the Company and chief operating officer of the Bank are subject to conditions in their employment agreements.

The committee believes that increases in future total compensation should be more heavily weighted toward the cash and stock incentive components rather than salary to promote a pay for performance compensation framework.

Annual Management Incentive Compensation Program

Annual incentives are paid to motivate and reward exceptional performance for the year. Our management incentive compensation plan provides officers and key employees an opportunity to earn an annual cash incentive compensation and a stock incentive compensation for achieving specified, performance-based goals established for the fiscal year. Awards to executive officers are based upon the committee’s review and discussion with our chief executive officer concerning his evaluation of each executive’s performance during the year relative to specific goals developed at the beginning of the year. These goals are position specific and include a mix of individual, corporate, and - where relevant — business unit measures. The primary goals used in 2007 included, earnings per share ($0.99) and return on assets (0.80%). These goals are aligned with the Company’s overall business plan for the year. These performance objectives allow the named executive officers to earn a cash and stock incentive compensation (50%/50% mix) up to a specified percentage of their base salary if the Company or their particular business unit achieves established goals.

The incentive compensation for each of the executive officers (except the chief executive officer of the Company and chief operating officer of the Bank) are recommended by management, and reviewed, revised as appropriate, and approved by the committee and then the board of directors. The incentive compensation for our chief executive officer and the chief executive officer of the Bank are recommended by the committee and approved by the board of directors. In reviewing annual incentive awards, the committee takes into account both competitive median annual incentive values as well as the impact of annual incentive awards on total compensation.

Initially, the committee and the board had determined that 2007 awards would be a mixture of cash (50%) and equity (50%). However, after reviewing 2007 results and the competitive employment situation in the Chicago market, the committee concluded (and the board concurred) that the cash and restricted awards should be set at a 39%/61% ratio, respectively, and would be increased over what was required under the incentive plan.

Although the Company did not achieve its 2007 net income target, incentive payouts were set at levels higher than would have been called for under our management incentive plan because the committee believed (and the board concurred) that the problems with the Company’s performance in 2007 were attributable to the unusual market conditions related to interest rates and our large problem credit. The awards were also increased in order to address overall compensation issues and to retain key employees in a very competitive market place. Despite the increase, the amounts awarded represented only 67% of the target payout under the Plan.

The annual incentives the Company awarded in 2007 to the named executive officers are shown in column (g) of the Summary Compensation Table found on page 28.

The targeted levels of maximum incentive compensation as a percentage of base salary for 2008 for the named executive officers are specified below.

	Incentive
	Compensation	Incentive Compensation	Incentive Compensation
	at Threshold	at Target	at Outstanding
Executive Officer	Performance Level	Performance Level	Performance Level

James J. Giancola(1)	—	—	70%
Daniel R. Kadolph(2)	16%	46%	80%
J. J. Fritz(1)	—	—	70%
Kelly J. O’Keeffe(2)	16%	46%	80%
Brogan M. Ptacin(2)	16%	46%	80%

(1)	The incentive compensation ranges for James J. Giancola and J. J. Fritz are set pursuant to their employment agreements and range between zero to 70%. Messrs. Giancola and Fritz are also eligible for stock awards as approved by the committee.

(2)	The named executive officers are eligible to receive incentive compensation (50% cash; 50% performance-accelerated restricted stock) up to the specified percentage of their base salary if Midwest and/or their business unit, as applicable, achieve specific performance objectives. If the performance exceeds the threshold level but is less than the target level, the incentive compensation is prorated, and if performance exceeds the target level but is less than the outstanding level, the incentive compensation is prorated. The incentive compensation for these individuals is determined partly by reference to the results achieved by Midwest and partly by the results achieved by the divisions that they lead. The objectives for individual divisions are set at different levels.

Equity Based Compensation

We believe that equity compensation is the most effective means of creating a long-term link between the compensation provided to officers and other key management personnel with gains realized by the stockholders. We have elected to use performance-accelerated restricted stock awards as our equity compensation vehicle.

Prior to 2005, we made long-term incentive awards in the form of time-vested stock options. In 2005 with the assistance of the consultant, the committee designed a performance-based, executive long-term incentive program. Under this program, the committee decided to award a mix of performance-accelerated options and performance-accelerated restricted stock. The intention was to encourage employees to create stockholder value through both the prospect of higher stock values anticipated from achieving performance goals and the vesting structure which encourages employees to achieve the performance goals as soon as possible. This program was also intended to both ensure a closer alignment between long-term compensation and performance, and reduce the dilutive impact to stockholders of service vested equity grants. For 2006 and 2007 performance, the committee and the board elected to award only performance accelerated restricted stock.

The committee developed guidelines, set forth below, in awarding equity based compensation:

•	To promote closer alignment between long-term compensation and performance, equity awards will be performance based.

•	The amount of shares available for awards to employees should equal a target maximum percentage consistent with comparable group medians (in most situations) and should not exceed 12-13%.

•	Awards in any given year (absent unusual circumstances) should not exceed 1.5% of the issued and outstanding shares of our common stock.

•	Outstanding awards of restricted stock (absent unusual circumstances) should not exceed 5% of the issued and outstanding shares of our common stock.

As part of its philosophy, the committee is opposed to equity plans that contain evergreen features (automatic yearly increases of shares covered by the plan) or permit repricing of previously granted awards.

The committee decided that all executive officers would be awarded a target value of equity based upon 54% of the performance incentive compensation which would be delivered in the form of performance-accelerated restricted stock. The committee also decided that the 2007 incentive compensation to the chief executive officer of the Company and chief operating officer of the Bank would be awarded in the same manner: 39% cash and 61% performance-accelerated restricted stock. These grants cliff-vest in five years; however, vesting can be accelerated to three years if we achieve specific performance conditions related to 2008 earnings per share (20% growth exclusive of extraordinary items). The performance conditions associated with each grant and the amount of each grant were reviewed and selected by the committee. If the performance targets are not met, no acceleration occurs. The amount of equity awards made to the named executives as well as the expected value of those awards are shown in the Grants of Plan-Based Awards Table and related discussion found on page 29. Dividends are paid on the unvested restricted stock awards. In the event of a change in control, retirement, death or disability, the restrictions automatically terminate, and the shares fully vest. If employment terminates for any other reason, all unvested shares are forfeited.

Variable Performance-Based Pay as a Percentage of Potential Compensation

We place great emphasis on variable performance-based compensation. The chart below shows the breakdown between fixed pay and variable performance-based pay for fiscal 2007:

		% of Total Compensation
		Restricted	Cash	Fixed
Name	Title	Stock Awards	Incentive	Pay

James J. Giancola	President and Chief Executive Officer	22%	14%	64%
Daniel R. Kadolph	Executive Vice President and Chief	14	8	78
	Financial Officer
J. J. Fritz	President and Chief Operating	21	14	65
	Officer, Midwest Bank and Trust Company
Kelly J. O’Keeffe	Executive Vice President, Midwest	20	12	68
	Bank and Trust Company
Brogan M. Ptacin	Executive Vice President, Midwest	24	15	61
	Bank and Trust Company

Initially, the committee and the board had determined that 2007 awards would be a mixture of cash (50%) and equity (50%). However, after reviewing 2007 results and the competitive employment situation in the Chicago market, the committee concluded (and the board concurred) that the cash and restricted awards should be set at a 39%/61% ratio, respectively, and would be increased over what was required under the incentive plan.

Although the Company did not achieve its 2007 net income target, incentive payouts were set at levels higher than would have been called for under our management incentive plan because the committee believed (and the board concurred) that the problems with the Company’s performance in 2007 were attributable to the unusual market conditions related to interest rates and our large problem credit. The awards were also increased in order to address overall compensation issues and to retain key employees in a very competitive market place. Despite the increase, the amounts awarded represented only 67% of the target payout under the Plan.

Employee Stock Purchase Plan

The board of directors, based upon a recommendation from the compensation committee, approved the Midwest Employee Stock Purchase Plan (subject to stockholder approval). The plan is expected to be offered to employees in order to encourage and facilitate the purchase of shares of Company common stock by our employees by offering shares at a discount to the market price. Employees will be permitted to purchase the common stock through accumulated payroll deductions. We believe that the acquisition of shares of our common stock by employees will allow us to offer additional incentives to existing employees and to attract and retain key personnel.

For a further discussion of the terms of the plan, see Approval of Midwest Employee Stock Purchase Plan starting on page 47.

Severance Arrangements

None of our named executive officers have any arrangements that provide for payment of severance payments except as may be provided in their employment or transitional employment agreements discussed below, see Employment Agreements found on page 32 and Transitional Employment Agreements found on page 35. We do offer a severance program in which all eligible employees participate that does not discriminate in favor of the senior officers, including the named executive officers.

Employment Agreements and Transitional Employment Agreements

When reviewing compensation matters and developing compensation packages for executive officers, the committee takes into consideration that the Company and certain of its subsidiaries have entered into employment agreements with Messrs. Giancola and Fritz and transitional employment agreements with each of the other named executive officers and certain other officers. For a discussion of these agreements, see Employment Agreements found on page 32 and Transitional Employment Agreements found on page 35. Under our employment agreements and our transitional employment agreements with the other named executive officers, the executive officers are entitled to receive certain payments upon a change-in-control. Our stock plan provides that upon a change in control (as defined in the plan) all unvested stock options and restricted stock awards shall immediately become vested. For a discussion of post-employment termination payments, see Potential Payments Upon Termination or Change-in-Control found on page 36.

Supplemental Executive Retirement Plan and Retirement Benefits

The committee also considers that we have implemented a supplemental executive retirement plan, the SERP, for the purpose of providing retirement benefits to certain executive officers of the Company and its subsidiaries. The annual retirement benefit available under the SERP is calculated to range from 20% to 35% of final salary (as defined in the SERP agreement) at normal retirement age of 65 and is payable over 15 years. For a further discussion of the SERP, see Supplemental Executive Retirement Plan found on page 35. The amounts accrued for the benefit of the named executive officers for 2007 are set out in column (h) of the Summary Compensation Table found on page 28.

401(k) Plan

We offer a 401(k) salary reduction plan to almost all of our employees under which participants may elect to make tax deferred contributions. We contribute 1% more than the employee’s contribution up to a maximum of 5% (e.g., if the employee contributes 3% of his salary, we contribute an amount equal to 4% of the employee’s salary). The amounts contributed to the plan for the benefit of the named executive officers for 2007 are set out in column (i) of the Summary Compensation Table found on page 28.

Additional Benefits

Executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees. In addition, certain executive officers receive certain other additional perquisites that are described in the proxy statement in column (i) in the Summary Compensation Table found on page 28. The committee requested that Midwest disclose all perquisites provided to the executives shown in the table even if the perquisites fall below the disclosure thresholds under SEC rules.

Acquisition of Northwest Suburban Bancorp, Inc.

On October 1, 2007, we completed the acquisition of Northwest Suburban Bancorp, Inc. In conjunction with that acquisition, the compensation committee and the board of directors unanimously approved the following:

•	The issuance of 59,500 shares of restricted stock to Northwest employees and executive officers of Northwest.

•	The execution of transitional employment agreements with executive officers of Northwest (see Transitional Employment Agreements found on page 35).

•	The execution of supplemental executive retirement agreements with executive officers of Northwest (see Supplemental Executive Retirement Plan found on page 35).

Compensation Policies

Set forth below is a discussion of other policies that impact our compensation decisions.

Internal Pay Equity

We believe that internal equity is an important factor to be considered in establishing compensation for the officers. We have not established a policy regarding the ratio of total compensation of the chief executive officer to that of the other officers, but we do review compensation levels to ensure that appropriate equity exists. We intend to continue to review internal compensation equity and may adopt a formal policy in the future if we deem such a policy to be appropriate.

The Tax Deductibility of Compensation Should be Maximized Where Appropriate

Midwest generally seeks to maximize the deductibility for tax purposes of all elements of compensation. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1.0 million. We review compensation plans in light of applicable tax provisions, including Section 162(m) and Section 409A of the Code, and may revise compensation plans from time to time to maximize deductibility. However, we may approve compensation that does not qualify for deductibility when we deem it to be in the best interests of Midwest.

The committee will continue to evaluate the impact of Section 162(m) and Section 409A and to consider compensation policies and programs appropriate for an organization of the Company’s size and history in an effort to address the potential impact. The committee may determine that it is appropriate to continue to compensate an executive above the 162(m) limit for various reasons, including in circumstances of outstanding corporate or executive achievement.

Financial Restatement

It is the board of directors’ policy that the compensation committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any cash or equity based incentive compensation paid to executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, the Company will seek to recover any amount determined to have been inappropriately received by the individual executive.

Timing of Stock Option Grants and Restricted Stock Awards

Midwest has adopted a policy on stock option grants and restricted stock awards that includes the following provisions relating to the timing of the award:

•	Except for inducement grants for new executives, we determined all restricted stock awards and stock option grants at a compensation committee meeting held during the first quarter of 2008.

•	Midwest executives do not have any role in selecting the grant date.

•	The grant date of the stock options and restricted stock is always the date of approval of the grants (or a specified later date as determined by the committee).

Summary Compensation Table

The following table discloses information concerning the compensation of the named executive officers during the years ending December 31, 2007 and 2006.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
				Awards	Awards	Compensation	Earnings	Compensation	Total
	Year	Salary	Bonus	($)	($)	($)	($)	($)	($)
Name and Principal Position(a)	(b)	($)(c)	($)(d)	(e)(1)	(f)(2)	(g)(3)	(h)	(i)(4)	(j)

James J. Giancola	2007	$585,000	$—	$859,256	$—	$129,960	$245,870	$119,546	$1,939,632
President and Chief Executive Officer	2006	560,000	—	921,265	—	250,000	218,871	86,158	2,036,294
Daniel R. Kadolph	2007	181,563	—	22,216	1,571	20,000	14,571	16,276	256,197
Executive Vice President and Chief Financial Officer	2006	164,460	—	12,953	2,750	25,000	13,052	75,880	294,095
J.J. Fritz(5)	2007	315,000	—	809,994	—	64,981	115,497	81,174	1,386,646
President and Chief Operating Officer, Midwest Bank and Trust Company	2006	144,231	—	400,863	—	132,000	—	21,163	698,257
Kelly J. O’Keeffe(5)	2007	223,063	—	136,943	—	40,000	25,830	43,410	469,246
Executive Vice President Midwest Bank and Trust Company	2006	103,365	—	111,250	—	45,000	—	11,668	271,283
Brogan M. Ptacin(5)	2007	225,750	—	146,942	—	55,000	25,830	41,061	494,583
Executive Vice President Midwest Bank and Trust Company	2006	103,365	—	111,250	—	55,000	—	12,381	281,996

(1)	The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the years ended December 31, 2007 and 2006, in accordance with FAS 123(R) of restricted stock awards and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in Note 21 — Stock Compensation and Restricted Stock Awards to our audited financial statements for the fiscal year ended December 31, 2007, included in our annual report on form 10-K filed with the SEC on March 14, 2008.

(2)	The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the years ended December 31, 2007 and 2006, in accordance with FAS 123(R), of stock option awards and thus includes amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in Note 21 — Stock Compensation and Restricted Stock Awards to our audited financial statements for the year ended December 31, 2007, included in our annual report on form 10-K with the SEC on March 14, 2008.

(3)	The amounts in column (g) reflect the cash awards to the named individuals under our management incentive compensation plan, which is discussed in further detail under the heading Annual Management Incentive Compensation Program found on page 23.

(4)	The following tables provide information related to column (i) — All Other Compensation (automobile allowance, club membership fees, matching contributions to 401(k) plan, health club, and insurance expenses (long-term disability).

	2007
				Restricted
	Auto			Stock
	Allowance	Club Fees	401(k)	Dividends	Health Club	Insurance	Other

James J. Giancola	$2,562	$39,200	$21,350	$54,634	$300	$—	$1,500
Daniel R. Kadolph	5,383	—	7,888	1,861	300	844	—
J. J. Fritz	6,918	22,242	15,750	33,540	1,224	—	1,500
Kelly J. O’Keeffe	3,135	11,565	11,153	16,257	1,300	—	—
Brogan M. Ptacin	1,878	9,846	11,288	16,749	1,300	—	—

	2006
			Personal		Restricted
	Auto		Day		Stock
	Allowance	Club Fees	Policy(1)	401(k)	Dividends	Health Club	Insurance

James J. Giancola	$2,616	$2,910	$—	$20,592	$59,740	$300	$—
Daniel R. Kadolph	4,600	—	61,250	7,939	1,000	300	791
J. J. Fritz	4,988	1,064	—	7,211	7,800	100	—
Kelly J. O’Keeffe	1,450	1,150	—	5,168	3,900	—	—
Brogan M. Ptacin	989	2,737	—	4,755	3,900	—	—

(1)	In 2006, we amended our officers’ personal day policy (which had allowed officers to accumulate their personal days and to be paid for them upon termination of the officer’s employment). As part of these revisions, we distributed the funds accrued under the plan to the officer participants.

(5)	2006 compensation was from July 1, 2006 to December 31, 2006.

Grants of Plan-Based Awards

The following table presents information relating to non-stock grants of incentive plan awards, stock based incentive plan awards and awards of options, restricted stock and similar instruments under plans that are performance based which were granted in 2007. The table also shows the equity based compensation awards granted in 2007 that are not performance based where the payout or future value is tied to the Company’s stock price and not to other performance criteria. We did not grant any stock options to the named executive officers during 2007.

								All Other	All Other
								Stock	Option		Grant
								Awards:	Awards:	Exercise	Date Fair
		Estimated Future Payouts			Estimated Future Payouts			Number	Number	or Base	Value of
		Under Non-Equity Incentive			Under Equity Incentive			of Shares of	of Securities	Price of	Stock
		Plan Awards(1)			Plan Awards(1)			Stock or	Underlying	Option	and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Option
	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Awards
Name(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

James J. Giancola	3/23/07	$—	$—	$409,500	—	—	—	18,326	—	—	202,502
Daniel R. Kadolph	3/23/07	14,525	41,759	72,625	1,169	3,362	5,847	—	—	—	—
J. J. Fritz	3/23/07	—	—	220,500	—	—	—	9,163	—	—	101,251
Kelly J. O’Keeffe	3/23/07	17,845	51,304	89,225	1,437	4,131	7,184	—	—	—	—
Brogan M. Ptacin	3/23/07	18,060	51,923	90,300	1,454	4,181	7,271	—	—	—	—

(1)	Amounts in columns (c)-(e) represent possible payouts under the incentive plan while shares listed in columns (f)-(h) represent possible restricted stock awards under the incentive plan. For a discussion of our incentive plan awards see Annual Management Incentive Compensation Program at page 23.

Outstanding Equity Awards At Fiscal Year-End

The following table summarizes for each named executive officer the information regarding outstanding stock and option awards at December 31, 2007.

	Option Awards					Stock Awards
			Equity						Equity	Equity
			Incentive			Number			Incentive Plan	Incentive Plan
			Plan			of			Awards:	Awards:
			Awards:			Shares			Number of	Market or
	Number of	Number of	Number of			or Units			Unearned	Payout Value
	Securities	Securities	Securities			of Stock		Market Value	Shares, Units	of Unearned
	Underlying	Underlying	Underlying			That		of Shares or	or Other	Shares, Units
	Unexercised	Unexercised	Unexercised	Option	Option	Have		Units of Stock	Rights That	or Other Rights
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Not		That Have Not	Have Not	That Have Not
	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)		Vested ($)	Vested (#)	Vested ($)
Name(a)	(b)	(c)(2)	(d)	(e)	(f)	(g)(2)		(h)(1)	(i)	(j)

James J. Giancola	—	—	—	$—	—	60,000	(3)	$745,200	—	—
James J. Giancola	—	—	—	—	—	29,316	(3)	364,105	—	—
James J. Giancola	—	—	—	—	—	11,000	(3)	136,620	—	—
James J. Giancola	—	—	—	—	—	18,326	(3)	227,609	—	—

Daniel R. Kadolph	7,500	—	—	11.92	4/7/08	—		—	—	—
Daniel R. Kadolph	2,475	—	—	10.59	1/27/09	—		—	—	—
Daniel R. Kadolph	4,500	—	—	10.75	4/14/09	—		—	—	—
Daniel R. Kadolph	2,976	—	—	9.09	1/28/10	—		—	—	—
Daniel R. Kadolph	4,500	—	—	8.83	8/2/10	—		—	—	—
Daniel R. Kadolph	12,000	—	—	10.21	3/29/11	—		—	—	—
Daniel R. Kadolph	12,000	—	—	14.90	3/27/12	—		—	—	—
Daniel R. Kadolph	3,500	—	—	22.03	7/1/14	—		—	—	—
Daniel R. Kadolph	—	2,000	—	19.43	7/1/15	—		—	—	—
Daniel R. Kadolph	—	—	—	—	—	2,000	(4)	24,840	—	—
Daniel R. Kadolph	—	—	—	—	—	2,105	(4)	26,144	—	—
Daniel R. Kadolph	—	—	—	—	—	2,896	(4)	35,968	—	—

J. J. Fritz	—	—	—	—	—	11,902	(5)	147,823	—	—
J. J. Fritz	—	—	—	—	—	6,000	(5)	74,520	—	—
J. J. Fritz	—	—	—	—	—	9,163	(5)	113,804	—	—

Kelly J. O’Keeffe	—	—	—	—	—	30,000	(6)	372,600	—	—
Kelly J. O’Keeffe	—	—	—	—	—	1,684	(6)	20,915	—	—
Kelly J. O’Keeffe	—	—	—	—	—	5,792	(6)	71,937	—	—

Brogan M. Ptacin	—	—	—	—	—	30,000	(7)	372,600	—	—
Brogan M. Ptacin	—	—	—	—	—	2,947	(7)	36,602	—	—
Brogan M. Ptacin	—	—	—	—	—	7,964	(7)	98,913	—	—

(1)	Market values are based on the closing price of our common stock ($12.42) on December 31, 2007 (the last trading day of 2007) as reported by Nasdaq.

(2)	Unvested options and restricted stock awards vest following a change-in-control.

(3)	30,000 shares vested on January 1, 2008 and 30,000 shares vest on January 1, 2009, provided he is still employed by the Company; 29,316 shares vest on July 1, 2010; 11,000 shares vest on December 29, 2011, but if certain performance conditions are met, these shares will vest within 60 days of December 31, 2009; and 18,326 shares vest on January 28, 2013, but if certain performance targets are met, these shares will vest within 60 days of December 31, 2010.

(4)	2,000 shares vest on July 1, 2010; 2,105 shares vest on December 29, 2011, but if certain performance goals are met, these shares will vest within 60 days of December 31, 2009; and 2,896 shares will vest on January 28, 2013, but if certain performance targets are met, these shares will vest within 60 days of December 31, 2010.

(5)	11,902 shares vest on July 1, 2011; 6,000 shares vest on December 29, 2011, but if certain performance goals are met, these shares will vest within 60 days of December 31, 2009; and 9,163 shares vest on January 28, 2013, but if certain performance goals are met, these will vest within 60 days of December 31, 2010.

(6)	30,000 shares vest on July 1, 2011; 1,684 shares vest on December 29, 2011, but if certain performance goals are met, these shares will vest within 60 days of December 31, 2009; and 5,792 shares vest on January 28, 2013, but if certain performance targets are met, these shares will vest within 60 days of December 31, 2010.

(7)	30,000 shares vest on July 1, 2011; 2,947 shares vest on December 29, 2011, but if certain performance goals are met, these shares will vest within 60 days of December 31, 2009; and 7,964 shares vest on January 28, 2013, but if certain performance targets are met, these shares will vest within 60 days of December 31, 2010.

Option Exercises and Stock Vested in Last Fiscal Year

The following table summarizes for each named executive officer the number of shares acquired and amounts received upon exercise of options and vesting of restricted stock for the year ended December 31, 2007.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	on	on	on	on
	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)
Name(a)	(b)	(c)(1)	(d)	(e)(2)

James J. Giancola	—	$—	30,000	$712,500
Daniel R. Kadolph	3,000	11,850	—	—
J. J. Fritz	—	—	48,098	597,377
Kelly J. O’Keeffe	—	—	—	—
Brogan M. Ptacin	—	—	—	—

(1)	The amount represents the aggregate amount realized determined by subtracting the exercise price of the options from the market price on the date the options were exercised.

(2)	The amount represents the aggregate amount realized determined by multiplying the number of shares by the market value as of the vesting date.

Pension Benefits Table

The following table sets forth for each named executive officer the specified years of credited service and the estimated present value of accumulated benefits under our supplemental executive retirement plan. The benefits information regarding the supplemental executive retirement plans can be found under the heading Supplemental Executive Retirement Plan on page 35.

			Present Value of
		Number of Years	Accumulated	Payments During Last
	Plan Name	Credited Service (#)	Benefit ($)	Fiscal Year ($)
Name(a)	(b)	(c)	(d)	(e)

James J. Giancola	SERP	3	$464,741	—
Daniel R. Kadolph	SERP	7	103,268	—
J. J. Fritz	SERP	2	168,477	—
Kelly J. O’Keeffe	SERP	2	37,679	—
Brogan M. Ptacin	SERP	2	37,679	—

Nonqualified Deferred Compensation

The following table summarizes for the named executive officers the full amount of non-tax qualified deferred compensation that we are obligated to pay to each named executive officer, including the full amount of earnings for 2007.

	Executive	Registrant		Aggregate	Aggregate
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	Balance at Last
	Last FY ($)	Last FY ($)	in Last FY ($)	Distributions ($)	FYE ($)
Name(a)	(b)	(c)	(d)	(e)	(f)

James J. Giancola	$—	$—	$—	$—	$—
Daniel R. Kadolph	—	—	—	—	—
J. J. Fritz	—	—	—	—	—
Kelly J. O’Keeffe	—	—	—	—	—
Brogan M. Ptacin	—	—	—	—	—

Equity Compensation Plan Information

Number of
	Number of		Securities Remaining
	Securities to		Available for Future
	be Issued Upon	Weighted-Average	Issuance Under Equity
	Exercise of Outstanding	Exercise Price of	Compensation Plans
	Options, Warrants,	Outstanding Options,	(Excluding Securities
Plan Category	and Rights	Warrants, and Rights	Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	867,546	$17.24	2,002,729
Equity compensation plans not approved by security holders	60,000	18.71	—

Total	927,546	$17.34	2,002,729

(1)	The Company’s Stock and Incentive Plan permits 3,900,000 shares for issuance as either incentive stock options, nonqualified stock options, or restricted shares . As of December 31, 2007, 964,016 options were exercised.

Employment Agreements

Employment Agreement with James J. Giancola.  On September 28, 2004, the Company and the Bank entered into an employment agreement with James J. Giancola. On March 12, 2008, the board of directors (acting on the recommendation of the compensation committee) approved amendments to Mr. Giancola’s employment agreement and his supplemental executive retirement plan, the SERP, to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended, the Code, and the regulations promulgated thereunder, and eliminate any excess parachute payment (as defined under Section 280G(b) of the Code).

The term of Mr. Giancola’s employment agreement (originally set to expire on December 31, 2009 with an automatic one-year renewal provision) will now expire two years after either Mr. Giancola or Midwest gives a notice of termination. Mr. Giancola will serves as chief executive officer and president of the Company and chief executive officer of the Bank.

Under the terms of this agreement, Mr. Giancola receives a base salary ($601,500 for 2008) which will be reviewed annually. Any salary adjustment (whether increased or decreased) shall be based on: (i) Mr. Giancola’s performance since his last review; (ii) the performance and profitability of the Company; and (iii) the Company’s salary policy effective at the time of any such salary review and adjustment. Mr. Giancola is also eligible to receive performance-based annual cash incentive compensation (no greater than 70% of his base salary) and/or stock awards as determined by the board.

Upon Mr. Giancola’s resignation, he shall be entitled to receive any base salary which has been earned through the effective date of such resignation. Mr. Giancola shall not be entitled to receive any other compensation or benefits under any Company benefit plans or the agreement. Mr. Giancola will have the right to purchase health insurance at his own expense through age 65.

During the period of Mr. Giancola’s employment, the Company shall pay up to $60,000 for him to join the club of his choice and will reimburse him for dues to such club not to exceed $500 per month.

If Mr. Giancola’s employment is terminated due to his death or disability, for cause (as defined in the agreement), voluntarily by Mr. Giancola or through the expiration of the employment agreement, the Company and the Bank will have no further obligations to him.

If Mr. Giancola’s employment is terminated by the Company without cause, he shall be entitled to receive severance pay of up to 100% of his then base salary based upon the following severance vesting schedule, with such payment being due within thirty days of his termination. Mr. Giancola is in his fourth year of service.

Years of Service	% of Base

1	0%
2	60%
3	70%
4	80%
5	100%

In addition, upon such termination, until Mr. Giancola reaches age 65 or his earlier death before age 65, the Company shall at Mr. Giancola’s expense continue on his behalf and on behalf of his spouse and dependents medical, dental, and hospitalization benefits provided (x) to Mr. Giancola at any time during the 90-day period prior to his termination or (y) to other similarly situated executives who continue in the employ of the Company. Our obligation with respect to the foregoing benefits shall be limited to the extent that Mr. Giancola obtains any such benefits pursuant to a subsequent employer’s benefit plans, in which case we may reduce the coverage of any benefits it is required to provide Mr. Giancola as long as the aggregate coverages and benefits of the combined benefit plans are no less favorable to Mr. Giancola than the coverages and benefits required to be provided under the agreement.

Upon a change-in-control (generally the acquisition of 50% or more of the voting power of the Company, a significant change in the composition of our board, a merger where we are not the surviving entity or a sale of most of our assets), all of Mr. Giancola’s outstanding stock options and other incentive awards from the Company shall become fully exercisable, all restrictions on Mr. Giancola’s outstanding awards of restricted stock shall lapse and we shall pay Mr. Giancola a cash lump sum payment equal to 299% of his base amount as defined in section 280G(b)(3) of the Code within 74 days of the occurrence of the change-in-control. This payment will be made regardless of whether Mr. Giancola is terminated or elects to end his employment following a change-in-control. This change-in-control payment will be reduced from 299% of his base amount (as defined in Section 280G(b)(3)) to 199% of this base amount if he receives liquidated damages (as provided in the agreement) due to his involuntary termination (as defined in the agreement) within the one year period following a change-in-control. In the event Mr. Giancola is involuntarily terminated within one year following the change-in-control and provided certain requirements are satisfied, he will receive liquidated damages equal to the present value of his (i) base amount (as defined in Section 280G(b)(3)) and (ii) his base salary that he would have received had he continued to perform services for Midwest for a one-year period, reduced by the amount of Mr. Giancola’s earned income, if any, from providing personal services during the remaining term of his employment agreement, which amounts shall be paid within 74 days of his involuntary termination. The agreement limits the amount to be paid to Mr. Giancola upon a change-in-control to an amount that avoids imposition of the excise tax on Mr. Giancola and loss of the corporate tax deduction to Midwest. If this payment would cause the Company to contravene any law, regulation or policy applicable to the Company, such payment shall be made to the extent permitted by law, regulation, or policy, and the remainder of such payment shall be made from time to time at the earliest time permitted by law, regulation, or policy.

Under the terms of the agreement, Mr. Giancola has agreed that for a two year period following the termination of his employment, he will not recruit or hire or attempt to recruit or hire employees of the Company or the Bank. He has also agreed that for this period, he will not, directly or indirectly: solicit the banking business of any current customers of the Company or the Bank; acquire, charter, operate or enter into any franchise or other management agreement with any financial institution; serve as an officer, director, employee, agent or consultant to any financial institution; establish or operate a branch or other office of a financial institution within the city limits of or having its main office or a branch within fifty miles of the main office of the Bank or any of its branches.

Mr. Giancola’s SERP was amended to provide that he will be eligible for the early retirement benefit on September 28, 2008 and that if there is an excess parachute payment (as defined in Section 280G(b)), Mr. Giancola and Midwest’s chief financial officer will determine the compensation and benefits to be reduced to avoid imposition of the excise tax on Mr. Giancola and loss of the corporate tax deduction to Midwest.

Employment Agreement with J. J. Fritz.  Pursuant to the Agreement and Plan of Merger, by and between the Company and Royal American Corporation, the Company succeeded to Royal’s employment agreement with Mr. Fritz upon the completion of our acquisition of Royal American. On March 12, 2008, the board of directors approved amendments to Mr. Fritz’s employment agreement (as recommended by the compensation committee) to ensure compliance with Section 409A of the Code and the regulations promulgated thereunder. The definition for “change-in-control” was revised and the timing and form of certain payments due under the employment agreement to Mr. Frtiz were revised to comply with Section 409A and other technical amendments were made to ensure compliance with Section 409A. The employment agreement provides for Mr. Fritz’s employment as the president and chief operating officer of the Bank and as an executive vice president of the Company. The agreement is for an initial term ending November 1, 2010, subject to earlier termination on three years’ notice by either party. At the end of the term, Mr. Fritz has a one-time option to either (a) terminate his employment and receive a lump sum payment equal to his base salary for the last year of his employment, plus employer-paid health insurance coverage for himself and his wife through age 65 (or such later date as necessary for Medicare eligibility), or (b) continue his employment on an at-will basis unless and until a new employment agreement is negotiated.

The employment agreement provides for an annual base salary of at least $300,000. In addition, Mr. Fritz is entitled to incentive compensation based on structure and performance measures determined by the Company’s compensation committee and board of directors, provided that the maximum incentive compensation for which he is eligible is equal to 70% of his base salary.

If the Company terminates Mr. Fritz’s employment prior to November 1, 2010, other than for due cause (as defined in the agreement), Mr. Fritz will be entitled to continue to receive the compensation and benefits described above for a period of three years. Other rights and benefits that Mr. Fritz may have under any benefit plans or programs at termination will be determined in accordance with the terms and conditions of the applicable plans and programs.

If Mr. Fritz is terminated for due cause, or if he resigns without giving the required notice, the Company will have no obligation to make any payments to Mr. Fritz except for salary earned through the date of termination, and any other rights and benefits as determined in accordance with the terms and conditions of the applicable plans and programs.

In the event of Mr. Fritz’s death or disability, his employment will terminate as of the date the death or disability occurs, but Mr. Fritz, or his estate or named beneficiary in the event of his death, will be entitled to continue to receive his base salary for a period of 90 days, along with employer-paid health insurance coverage for himself and/or his wife through age 65 (or later as necessary for Medicare eligibility). Other rights and benefits that Mr. Fritz may have under any benefit plans or programs at termination will be determined in accordance with the terms and conditions of the applicable plans and programs.

If, following a change-in-control (generally, the acquisition of 50% or more of the fair market value of our stock or our voting power, the change in a majority of the members of our board of directors under certain circumstances or the sale of more than 50% of the assets of the Company or the relevant subsidiary) Mr. Fritz is terminated other than for due cause, death or disability, or he voluntarily terminates for good reason (as defined in the employment agreement), he will be entitled to receive (a) a monthly payment equal to 1/12th of his average total annual compensation for the last 3 years of full time employment, payable for a period of 35 months commencing in the month his employment is terminated, and (b) employer-paid health insurance coverage for himself and his wife, through age 65 (or such later age as necessary for Medicare eligibility). These payments may not exceed 299% of his base amount (as defined in Section 208G(b)(3) of the Code). If this payment would cause the Company to contravene any law, regulation or policy applicable to the Company, such payment shall be made to the extent permitted by law, regulation, or policy, and the remainder of such payment shall be made from time to time at the earliest time permitted by law, regulation, or policy.

The employment agreement includes covenants limiting Mr. Fritz’s ability to compete with the Company (or its successor) following his termination, which are also consistent with the limitations in the original employment agreement with Royal.

JoAnn S. Lilek.  On February 15, 2008, the Company announced that JoAnn S. Lilek had been appointed to serve as executive vice president and chief financial officer of the Company effective March 17, 2008. Ms. Lilek has entered into a letter agreement with the Company concerning the terms of her employment which provide that: (i) her salary will be $330,000 per year; (ii) she will receive an award of 5,000 restricted shares of Company common stock which will vest on March 17, 2009, provided she is still employed by the Company; and (iii) she will be eligible to participate in the Company’s management incentive plan and stock and incentive plan. The shares of restricted stock will include voting and dividend rights. The Company has entered into a Transitional Employment Agreement with Ms. Lilek, and she will participate in the supplemental executive retirement plan

Transitional Employment Agreements

The Company and certain subsidiaries of the Company have entered into separate transitional employment agreements with certain of the named executive officers (Messrs. Kadolph, Ptacin, and O’Keeffe) and certain other officers of the Company’s subsidiaries. The agreements are designed to mitigate the impact of change-in-control transactions on the performance of key officers and executives. In order to comply with Section 409A of the Code promulgated thereunder, the agreements were amended in 2007. The definitions for “change-in-control,” “disability,” and separation from employment for “good reason” following a change-in-control were revised. Other technical changes were made to these agreements.

In the event of a “change-in-control” (generally, the acquisition of 50% or more of the fair market value of our stock or our voting power, the change in a majority of the members of our board of directors under certain circumstances or the sale of more than 50% of the assets of the Company or the relevant subsidiary), the agreements require the Company, the relevant subsidiary or any successor, as the case may be, to continue the employment of the affected officers for either 12 or 24 months in their respective positions and at their respective salaries (including the payment of directors’ fees, if any) with the right to participate in new or continuing incentive, benefit and other plans.

In the event the employment of an officer is terminated by (1) the officer for “good reason” during one to two years following the change-in-control (e.g., a material reduction in salary, a material diminution in authority, duties or responsibility, or a material change in the geographic location at which the employee performs services) (subject to the requirement that certain officers must wait 90 days following the initial existence of one of the good reason conditions to exercise such right of termination), or (2) by an acquiror for any reason other than death, disability or cause, the acquiror is obligated to continue the affected officer’s salary (including the payment of directors’ fees, if any) for 12 or 24 months after the termination of employment and the affected officer is prohibited from soliciting customers and employees of the Company for 12 months or 24 months, respectively.

Supplemental Executive Retirement Plan

The Company has implemented a supplemental executive retirement plan, the SERP, for the purpose of providing certain retirement benefits to those executive and other corporate officers of the Company and its subsidiaries approved by the board of directors. In order to comply with Section 409A of the Code and the regulations promulgated thereunder, the SERPs were amended in 2007. The definitions for “change-in-control,” “disability,” and separation from employment for “good reason” following a change-in-control were revised. Other technical changes were made to these agreements.

The annual retirement benefit available under the SERP is calculated to range from 20% to 35% of final salary (as defined in the SERP agreement) at normal retirement age of 65 and is payable over 15 years. To qualify, each participant must continue to remain employed with the Company for at least five years following the adoption of the plan. Benefits are payable in various forms in the event of normal retirement, early retirement, death, disability, and separation from service, subject to certain conditions defined in the plan. The SERP also provides for the payment of certain death benefits. The SERP also provides for lump sum payment of the present value of a percentage of SERP benefits if employment is terminated following a change-in-control.

All of the Named Executive Officers participate in the SERP. In addition, 42 other officers also participate in the SERP. For information relating to the amounts we contributed to the SERPs in 2007 for the named executive officers, see column (h) in the Summary Compensation Table found on page 28.

Potential Payments Upon Termination or Change-in-Control

The tables below in this section reflect the amount of compensation to each of our named executive officers in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, early retirement, involuntary not-for-cause termination, termination for cause, termination following a change — in-control and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2007 and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	Non-equity incentive compensation earned under our management incentive compensation;

•	Amounts contributed under our 401(k) plan;

•	Unused earned vacation; and

•	Amounts accrued and vested through the officer’s SERP. No benefit is paid if employment is terminated for cause.

If Mr. Giancola’s employment is terminated by the Company without cause, he will receive severance pay of up to 100% of his base salary based upon the following vesting schedule: 70% after 3 years service, 80% after 4 years service and 100% after 5 years service. Mr. Giancola is in his fourth year of service.

If Mr. Fritz’s employment is terminated by the Company without cause prior to November 1, 2010, he will receive his base salary and incentive compensation for a period of three years.

Payments Made Upon Retirement

In the event of retirement of a named executive, in addition to earned non-equity incentive compensation, 401(k) contributions and unused vacation, he will receive the following amounts.

•	All stock options fully vest and must be exercised within one year from the date of normal retirement (age 65). Options must be exercised within three months from date of early retirement (age 55).

•	At normal retirement all outstanding restrictions are lifted on performance accelerated restricted stock. Outstanding restricted shares are forfeited if executive retires before age 65.

•	At normal retirement, a percentage of final salary as defined by the executive’s SERP is paid in monthly installments over fifteen years. An amount equal to an increasing percentage of the executive’s normal benefit amount is paid at early retirement beginning at age 60 (50% at age 60, 60% at age 61, 70% at age 62, 80% at age 63, and 90% at age 64).

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive, in addition to earned non-equity incentive compensation, 401(k) contributions and unused vacation, he will receive the following amounts.

•	All stock options fully vest and must be exercised within one year.

•	All outstanding restrictions are lifted on performance accelerated restricted stock and the shares fully vest.

•	If the executive terminates employment due to a disability, a percentage of current salary as defined by the executive’s SERP is paid in monthly installments over fifteen years beginning the month following the executive’s 65th birthday.

•	Under the SERP, if the executive dies while in active service death benefits will be provided by way of a compensatory split-dollar life insurance arrangement in an amount equal to the age 65 accrual balance. If the executive dies during payment of a benefit the remaining benefits will be paid to their beneficiary. If the executive dies after termination of employment but before the benefit starts, the beneficiary will be paid the same benefits that the executive was entitled to prior to death.

In the event of Mr. Fritz’s death, his estate will continue to receive his base salary for 90 days along with employer paid health insurance coverage for his spouse through age 65.

Payments Made Upon a Change-in-Control

We have entered into employment agreements or transitional employment agreements with each named executive officer. If an executive’s employment is terminated following a change-in-control or the executive terminates his employment in certain circumstances defined in the agreement, in addition to earned non-equity incentive compensation, 401(k) contributions and unused vacation, he will receive the following amounts

•	All stock options fully vest.

•	All outstanding restrictions are lifted on performance accelerated restricted stock and the shares fully vest.

•	Under the SERP, the executive is paid the present value of a percentage of the age 65 accrual balance.

•	The named executives, except Mr. Giancola and Mr. Fritz, have entered into transitional employment agreements which provide for a payment equal to two times annual salary and cash incentive compensation. They are also eligible to continue insurance benefits under COBRA at the employee cost sharing rate for two years.

•	Mr. Giancola’s employment agreement provides for a cash lump sum payment equal to 299% of his base amount as defined in Section 280G(b)(3) of the Code within 74 days of the occurrence of a change-in-control. This payment will be made regardless of whether Mr. Giancola is terminated or elects to end his employment following a change-in-control. The change-in-control payment will be reduced from 299% of his base amount (as defined in Section 280G(b)(3)) to 199% of this base amount if he receives liquidated damages (as provided in the agreement) due to his involuntary termination (as defined in the agreement) within the one year period following a change-in-control. In the event Mr. Giancola is involuntarily terminated within one year following the change-in-control and provided certain requirements are satisfied, he will receive liquidated damages equal to the present value of his (i) base amount (as defined in Section 280G(b)(3)) and (ii) his base salary that he would have received had he continued to perform services for Midwest for a one-year period, reduced by the amount of Mr. Giancola’s earned income, if any, from providing personal services during the remaining term of his employment agreement, which amounts shall be paid within 74 days of his involuntary termination. The agreement limits the amount to be paid to Mr. Giancola upon a change-in-control to an amount that avoids imposition of the excise tax on Mr. Giancola and loss of the corporate tax deduction to Midwest.

•	Mr. Fritz’s employment agreement provides a monthly payment equal to 1/12th of his average total annual compensation for the last three years of full time employment payable for a period of 35 months. He is also eligible for employer paid health insurance coverage for himself and his wife through age 65. These payments may not exceed 299% of his base amount (as defined in Section 280G(b)(3) of the Code. On March 12, 2008, the board of directors approved amendments to Mr. Fritz’s employment agreement to ensure compliance with Section 409A of the Code.

The following table shows the potential payments upon termination or change-in-control of Midwest for James J. Giancola as if such events had occurred on December 31, 2007.

						Involuntary
				Involuntary		for Good
				not for		Reason
	Voluntary	Early	Normal	Cause	For Cause	Termination
	Termination	Retirement	Retirement	Termination	Termination	(Change-in-		Disability	Death
Executive Benefits and	on	on	on	on	on	Control) on		on	on
Payments Upon Separation	12/31/2007	12/31/2007(7)	12/31/2007(7)	12/31/2007	12/31/2007	12/31/2007		12/31/2007	12/31/2007

Compensation:
Management incentive compensation plan	$129,960	N/A	N/A	$129,960	$—	$129,960		$129,960	$129,960
Benefits & Perquisites:
Stock awards(1)	—	N/A	N/A	—	—	1,846,134		1,846,134	1,846,134
401(k) plan(2)	105,165	N/A	N/A	105,165	105,165	105,165		105,165	105,165
Retirement plan — SERP(3)	—	N/A	N/A	—	—	1,573,173		2,303,636	2,491,822
Health and welfare benefits(4)	—	N/A	N/A	50,254	—	50,254		—	—
Disability income(5)	—	N/A	N/A	—	—	—		373,524	—
Life insurance benefits(6)	—	N/A	N/A	—	—	—		—	500,000
Excise tax & gross-up	—	N/A	N/A	—	—	—		—	—
Cash severance	—	N/A	N/A	409,500	—	2,673,529	(8)	—	—
Accrued vacation pay	—	N/A	N/A	—	—	—		—	—

Total	$235,125	N/A	N/A	$694,879	$105,165	$6,378,215		$4,758,419	$5,073,081

(1)	Reflects the value of all unvested stock option and restricted stock awards shares that would vest.

(2)	Reflects the value of Mr. Giancola’s 401(k) plan.

(3)	Reflects the estimated lump-sum present value of qualified and non-qualified retirement plans to which Mr. Giancola would be entitled.

(4)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of Mr. Giancola under our health and welfare benefit plans.

(5)	Reflects the estimated lump-sum present value of all future payments which Mr. Giancola would be entitled to receive under our disability program. Mr. Giancola would be entitled to receive such benefits until he reaches age 65.

(6)	The amount reflected under the heading “Death” reflects the estimated present value of the proceeds payable to Mr. Giancola’s beneficiaries upon his death.

(7)	Mr. Giancola does not qualify for either early retirement or normal retirement based on his age.

(8)	This payment will be made regardless of whether Mr. Giancola is terminated or elects to terminate his employment following the change-in-control.

The following table shows the potential payments upon termination or change of control of Midwest for Daniel R. Kadolph as if such events had occurred on December 31, 2007.

						Involuntary
				Involuntary		for Good
				not for		Reason
	Voluntary	Early	Normal	Cause	For Cause	Termination
	Termination	Retirement	Retirement	Termination	Termination	(Change-in-	Disability	Death
Executive Benefits and	on	on	on	on	on	Control) on	on	on
Payments Upon Separation	12/31/2007	12/31/2007(7)	12/31/2007(7)	12/31/2007	12/31/2007	12/31/2007	12/31/2007	12/31/2007

Compensation:
Management incentive compensation plan	$20,000	N/A	N/A	$20,000	$—	$20,000	$20,000	$20,000
Benefits & Perquisites:
Stock awards(1)	—	N/A	N/A	—	—	86,952	86,952	86,952
401(k) plan(2)	449,967	N/A	N/A	449,967	449,967	449,967	449,967	449,967
Retirement plans including SERP(3)	101,751	N/A	N/A	101,751	—	300,885	274,766	1,147,912
Health and welfare benefits(4)	—	N/A	N/A	—	—	26,406	—	—
Disability income(5)	—	N/A	N/A	—	—	—	1,261,629	—
Life insurance benefits(6)	—	N/A	N/A	—	—	—	—	363,126
Excise tax and gross-up	—	N/A	N/A	—	—	—	—	—
Cash severance	—	N/A	N/A	90,782	—	403,126	—	—
Accrued vacation pay	—	N/A	N/A	—	—	—	—	—

Total	$571,718	N/A	N/A	$662,500	$449,967	$1,287,336	$2,093,314	$2,067,957

(1)	Reflects the value of all unvested stock option and restricted stock awards shares that would vest.

(2)	Reflects the value of Mr. Kadolph’s 401(k) plan.

(3)	Reflects the estimated lump-sum present value of qualified and non-qualified retirement plans to which Mr. Kadolph would be entitled.

(4)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of Mr. Kadolph under our health and welfare benefit plans.

(5)	Reflects the estimated lump-sum present value of all future payments which Mr. Kadolph would be entitled to receive under our disability program. Mr. Kadolph would be entitled to receive such benefits until he reaches age 65.

(6)	The amount reflected under the heading “Death” reflects the estimated present value of the proceeds payable to Mr. Kadolph’s beneficiaries upon his death.

(7)	Mr. Kadolph does not qualify for either early retirement or normal retirement based on his age.

The following table shows the potential payments upon termination or change of control of Midwest for J. J. Fritz as if such events had occurred on December 31, 2007.

						Involuntary
				Involuntary		for Good
				not For		Reason
	Voluntary	Early	Normal	Cause	For Cause	Termination
	Termination	Retirement	Retirement	Termination	Termination	(Change-in-	Disability	Death
Executive Benefits and	on	on	on	on	on	Control) on	on	on
Payments Upon Separation	12/31/2007	12/31/2007(7)	12/31/2007(7)	12/31/2007	12/31/2007	12/31/2007	12/31/2007	12/31/2007

Compensation:
Management incentive compensation plan	$64,981	N/A	N/A	$64,981	$—	$64,981	$64,981	$64,981
Benefits & Perquisites:
Stock awards(1)	—	N/A	N/A	—	—	336,147	336,147	336,147
401(k) plan(2)	52,829	N/A	N/A	52,829	52,829	52,829	52,829	52,829
Retirement plans including SERP(3)	—	N/A	N/A	—	—	717,243	1,063,217	1,150,072
Health and welfare benefits(4)	—	N/A	N/A	50,254	—	50,254	2,422	2,422
Disability income(5)	—	N/A	N/A	—	—	—	452,274	—
Life insurance benefits(6)	—	N/A	N/A	—	—	—	—	578,750
Excise tax and gross-up	—	N/A	N/A	—	—	—	—	—
Cash severance	—	N/A	N/A	945,000	—	1,154,476	—	—
Accrued vacation pay	—	N/A	N/A	—	—	—	—	—

Total	$117,810	N/A	N/A	$1,113,064	$52,829	$2,375,930	$1,971,870	$2,185,201

(1)	Reflects the value of all unvested stock option and restricted stock awards shares that would vest.

(2)	Reflects the value of Mr. Fritz’s 401(k) plan.

(3)	Reflects the estimated lump-sum present value of qualified and non-qualified retirement plans to which Mr. Fritz would be entitled.

(4)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of Mr. Fritz under our health and welfare benefit plans.

(5)	Reflects the estimated lump-sum present value of all future payments which Mr. Fritz would be entitled to receive under our disability program. Mr. Fritz would be entitled to receive such benefits until he reaches age 65.

(6)	The amount reflected under the heading “Death” reflects the estimated present value of the proceeds payable to Mr. Fritz’s beneficiaries upon his death.

(7)	Mr. Fritz does not qualify for either early retirement or normal retirement based on his age.

The following table shows the potential payments upon termination or change of control of Midwest for Kelly J. O’Keeffe as if such events had occurred on December 31, 2007.

						Involuntary
				Involuntary		for Good
				not for		Reason
	Voluntary	Early	Normal	Cause	For Cause	Termination
	Termination	Retirement	Retirement	Termination	Termination	(Change-in-	Disability	Death
Executive Benefits and	on	on	on	on	on	Control) on	on	on
Payments Upon Separation	12/31/2007	12/31/2007(7)	12/31/2007(7)	12/31/2007	12/31/2007	12/31/2007	12/31/2007	12/31/2007

Compensation:
Management incentive compensation plan	$40,000	N/A	N/A	$40,000	$—	$40,000	$40,000	$40,000
Benefits & Perquisites:
Stock awards(1)	—	N/A	N/A	—	—	465,452	465,452	465,452
401(k) plan(2)	42,465	N/A	N/A	42,465	42,465	42,465	42,465	42,465
Retirement plans including SERP(3)	—	N/A	N/A	—	—	392,999	376,435	1,303,893
Health and welfare benefits(4)	—	N/A	N/A	—	—	26,406	—	—
Disability income(5)	—	N/A	N/A	—	—	—	815,394	—
Life insurance benefits(6)	—	N/A	N/A	—	—	—	—	446,126
Excise tax and gross-up	—	N/A	N/A	—	—	—	—	—
Cash severance	—	N/A	N/A	111,532	—	526,126	—	—
Accrued vacation pay	—	N/A	N/A	—	—	—	—	—

Total	$82,465	N/A	N/A	$193,997	$42,465	$1,493,448	$1,739,746	$2,297,936

(1)	Reflects the value of all unvested stock option and restricted stock awards shares that would vest.

(2)	Reflects the value of Mr. O’Keeffe’s 401(k) plan.

(3)	Reflects the estimated lump-sum present value of qualified and non-qualified retirement plans to which Mr. O’Keeffe would be entitled.

(4)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of Mr. O’Keeffe under our health and welfare benefit plans.

(5)	Reflects the estimated lump-sum present value of all future payments which Mr. O’Keeffe would be entitled to receive under our disability program. Mr. O’Keeffe would be entitled to receive such benefits until he reaches age 65.

(6)	The amount reflected under the heading “Death” reflects the estimated present value of the proceeds payable to Mr. O’Keeffe’s beneficiaries upon his death.

(7)	Mr. O’Keeffe does not qualify for either early retirement or normal retirement based on his age.

The following table shows the potential payments upon termination or change of control of Midwest for Brogan M. Ptacin as if such events had occurred on December 31, 2007.

						Involuntary
				Involuntary		for Good
				not for		Reason
	Voluntary	Early	Normal	Cause	For Cause	Termination
	Termination	Retirement	Retirement	Termination	Termination	(Change-in-	Disability	Death
Executive Benefits and	on	on	on	on	on	Control) on	on	on
Payments Upon Separation	12/31/2007	12/31/2007(7)	12/31/2007(7)	12/31/2007	12/31/2007	12/31/2007	12/31/2007	12/31/2007

Compensation:
Management incentive compensation plan	$55,000	N/A	N/A	$55,000	$—	$55,000	$55,000	$55,000
Benefits & Perquisites:
Stock awards(1)	—	N/A	N/A	—	—	508,115	508,115	508,115
401(k) plan(2)	41,670	N/A	N/A	41,670	41,670	41,670	41,670	41,670
Retirement plans including SERP(3)	—	N/A	N/A	—	—	383,192	380,969	1,319,600
Health and welfare benefits(4)	—	N/A	N/A	—	—	26,046	—	—
Disability income(5)	—	N/A	N/A	—	—	—	815,394	—
Life insurance benefits(6)	—	N/A	N/A	—	—	—	—	451,500
Excise tax and gross-up	—	N/A	N/A	—	—	—	—	—
Cash severance	—	N/A	N/A	112,875	—	561,500	—	—
Accrued vacation pay	—	N/A	N/A	—	—	—	—	—

Total	$96,670	N/A	N/A	$209,545	$41,670	$1,575,523	$1,801,148	$2,375,885

(1)	Reflects the value of all unvested stock option and restricted stock awards shares that would vest.

(2)	Reflects the value of Mr. Ptacin’s 401(k) plan.

(3)	Reflects the estimated lump-sum present value of qualified and non-qualified retirement plans to which Mr. Ptacin would be entitled.

(4)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of Mr. Ptacin under our health and welfare benefit plans.

(5)	Reflects the estimated lump-sum present value of all future payments which Mr. Ptacin would be entitled to receive under our disability program. Mr. Ptacin would be entitled to receive such benefits until he reaches age 65.

(6)	The amount reflected under the heading “Death” reflects the estimated present value of the proceeds payable to Mr. Ptacin’s beneficiaries upon his death.

(7)	Mr. Ptacin does not qualify for either early retirement or normal retirement based on his age.

Transactions with Certain Related Persons

Some of our executive officers and directors are, and have been during the preceding year, clients of the Bank and some our executive officers and directors are direct or indirect owners of 10% or more of the equity of entities which are, or have been in the past, clients of the Bank. As such clients, they have had transactions in the ordinary course of business of the Bank, including borrowings, all of which transactions are or were on substantially the same terms (including interest rates and collateral on loans) as those prevailing at the time for comparable transactions with nonaffiliated persons. At December 31, 2007, the Company’s directors, executive officers, and their business interests had loans outstanding, whose individual aggregate indebtedness to the Bank exceeded $120,000, totaling approximately $40.8 million in the aggregate, which represented 10.9% of total stockholders’ equity as of that date. All such loans were approved in conformity with the guidelines established by bank regulatory agencies. In addition, such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to us, and, in the opinion of management, did not involve more than the normal risk of collectibility or present other unfavorable features.

During 2007, the Company paid $4,000 for subscription to an economic service provided by Dr. Robert J. Genetski.

The Company made payments totaling $50,000 in 2007 to DiPaolo Company, a company controlled by Angelo DiPaolo, a director of the Company, for construction services (representing less than 1% of the consolidated revenues of the DiPaolo Company). The Company also made payments totaling $4,000 for the services on bank owned vehicles performed by Joe Rizza Ford, a company controlled by Joseph Rizza, a director of the Company (which represented less than 1% of the consolidated gross revenues of these entities).

On December 29, 2005, the Bank entered into a lease for a branch office in Franklin Park, Illinois with Crossings Commercial, LLC, an entity controlled by Angelo DiPaolo. The lease is for fifteen years and provides for annual rental payments of approximately $43,500 on average. However, if another tenant enters into a lease at this facility for a square foot rental less than what the Bank is paying, the annual rental for the Bank will be reduced to this amount.

In the first quarter of 2008, the board of directors (including all of the independent directors) approved an agreement with the DiPaolo Company pursuant to which the DiPaolo Company will make repairs at one of the Bank’s branches. The total contract award is $1.5 million (representing less than 13% of the consolidated revenues of the DiPaolo Company). The Company received three other bids for this project and management, after reviewing all of the bids, concluded that the DiPaolo Company made the best bid for the work.

Report of the Audit Committee

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

The audit committee consists of four non-employee, independent directors. The current members of the committee are Messrs. Hartley (chairman), Forrester, Genetski, and Wolin, each of whom has been determined to meet independence and financial experience requirements under applicable SEC and Nasdaq rules. During the year ended December 31, 2007, the committee held eleven meetings. The committee met with the independent auditor and the internal auditor, with and without management present. In addition, the committee met alone in executive session.

The board of directors has determined that Mr. Hartley qualifies as an “audit committee financial expert” within the meaning of SEC and Nasdaq rules. All members of the committee satisfy the Nasdaq financial literacy standards.

The committee has adopted a pre-approval policy for permitted audit, audit-related, tax and other services to be provided to the Company by its independent registered public accounting firm. The committee has also adopted procedures for the anonymous confidential submission of complaints, and concerns of employees, regarding accounting, internal controls, or auditing matters.

The committee has adopted a written charter that outlines the responsibilities and processes of the committee. The charter of the audit committee is available on our website, www.midwestbanc.com — Investor Relations — Corporate Governance. In accordance with its charter, the committee has the responsibility for monitoring the integrity of the financial reporting system. In this capacity the committee is responsible for the oversight of financial controls, the Company’s accounting, regulatory and audit activities and annually reviews the qualifications of our independent registered public accounting firm.

The committee is directly responsible for the appointment, oversight, compensation and retention of the Company’s independent registered public accounting firm. The board of directors has approved the appointment of PricewaterhouseCoopers LLP, PwC, as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

Management is responsible for establishing and maintaining the Company’s internal control over financial reporting and for preparing financial statements in accordance with accounting principles generally accepted in the United States of America. The responsibility for the quality and integrity of our financial statements and the completeness and accuracy of its internal controls and financial reporting process rests with management. PwC is responsible for performing an independent audit of the Company’s annual financial statements and expressing an opinion on (i) the conformity of the Company’s financial statements with accounting principles generally accepted in the United States of America, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting. It is the audit committee’s responsibility to monitor and oversee these processes.

In fulfilling its obligations under its written charter, the audit committee has:

1. Reviewed and discussed Midwest’s audited financial statements for the fiscal year ended December 31, 2007 with management and PwC;

2. Reviewed and discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication with Those Charged with Governance);

3. Received from PwC the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The audit committee was advised by PwC that no member of the firm has any financial interest, either direct or indirect, in Midwest during the time that it has served as Midwest’s independent auditor. Consistent with Independence Standards Board Standard No. 1 and the SEC’s “Revision of the Commission’s Auditor Independence Requirements,” which became effective February 5, 2001, the audit committee considered whether these relationships and arrangements are compatible with maintaining PwC’s independence;

4. Discussed the reasonableness of significant financial reporting issues in connection with the preparation of Midwest’s financial statements, including the quality of the accounting principles used;

5. Reviewed Midwest’s quarterly reports on SEC Form 10-Q prior to filing; and

6. Reviewed both the independent accountant and internal auditor audit plans for the year.

The audit committee received periodic updates provided by management and PwC at regularly scheduled committee meetings.

Based on the foregoing reviews and discussions, the audit committee, exercising its business judgment, concluded that PwC is independent and recommended to the board of directors that Midwest’s 2007 audited consolidated financial statements be included in Midwest’s Annual Report on Form 10-K for the year ended December 31, 2007. We have selected PwC as the Company’s independent registered public accounting firm for fiscal 2008, and the board of directors approved submitting the selection of PwC for ratification by the stockholders at the 2008 annual meeting.

This report is submitted by the audit committee.

Gerald F. Hartley (chairman)
Barry I. Forrester
Robert Genetski
Leon Wolin

Ratification of Independent Registered Public Accounting Firm

Midwest has selected PricewaterhouseCoopers LLP, PwC, as Midwest’s independent registered public accounting firm for the year ending December 31, 2008. The decision to retain PwC was made by the audit committee and the decision to place the ratification of PwC on the annual meeting agenda was approved by the board of directors.

PwC has served as our independent registered public accounting firm since April 19, 2005. We expect that a representative from PwC will be present at the meeting. This representative will be offered an opportunity to make a statement if desired and will be available to respond to appropriate questions.

Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the committee believes such a change would be in the best interests of the Company and its stockholders.

Although approval by the stockholders is not required, the appointment of PwC is being submitted for ratification at the meeting as a matter of good corporate governance and with the objective of soliciting stockholders’ opinions, which the audit committee will consider in future deliberations.

Adoption of this proposal will require the affirmative vote of the holders of a majority of the shares of common stock entitled to vote and present in person or by proxy. The directors intend to vote for this proposal.

Unless authority to vote for the nominees is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the ratification of the appointment of PwC to serve as our independent registered public accounting firm for the year ending December 31, 2008.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

Independent Auditor

Selection of Independent Registered Public Accounting Firm

Under its charter, the audit committee is solely responsible for reviewing the qualifications of and selecting our independent auditor.

The committee engaged the firm of PricewaterhouseCoopers LLP, PwC, to serve as Midwest’s independent registered public accounting firm for the years ended December 31, 2006 and 2007.

Fees Paid to PricewaterhouseCoopers LLP

The following is a summary of the fees and out-of-pocket expenses billed to the Company by PwC for professional services rendered for the years ended December 31, 2007 and 2006. The audit committee considered and discussed with PwC the provision of non-audit services to the Company and the compatibility of providing such services with maintaining its independence as the Company’s auditor.

Fee Category	2007	2006

Audit Fees	$719,000	$809,879
Audit-Related Fees	$—	$—
All Other Fees	$2,400	$2,400

Audit Fees.  Audit fees are for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2007 and 2006, the audit of our internal control over financial reporting, reviews of the interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings or engagements, as well as such services as comfort letters, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees.  Audit-related fees consist of fees billed for assurance and similar services that are reasonably related to the performance of the audit or review of the consolidated financial statements, are not reported under “Audit Fees”, and include accounting consultations and attest services that are not required by statute or regulation.

Tax Fees.  PwC did not perform any professional services for Midwest that would be considered tax-related.

All Other Fees.  All other fees includes a subscription fee to PwC’s financial reporting research tool.

Pre-approval of Services by the Independent Auditor

The audit committee has adopted a policy for pre-approval of audit and permitted non-audit services by our independent registered public accounting firm. The audit committee will consider annually and, if appropriate, approve the provisions of audit services by our independent registered public accounting firm and consider and, if appropriate, pre-approve the provisions of certain defined audit and non-audit services.

For services that have not been pre-approved, the committee has delegated to the chairman of the committee the authority to pre-approve audit-related and non-audit services, not prohibited by law, to be performed by our independent registered public accounting firm and associated fees up to a maximum for any one non-audit service of $100,000, provided that the chairman shall report any decisions to pre-approve such audit-related or non-audit related services and fees to the full committee at its next regular meeting.

Any proposed engagement that does not fit with the definition of a pre-approved service and cannot be approved by the chairman of the audit committee, may be presented to the committee for consideration at its next regular meeting or, if earlier consideration is required, to the committee at a special meeting. The audit committee will regularly review summary reports detailing all services being provided to us by our independent registered public accounting firm.

Approval
of
Midwest Employee Stock Purchase Plan

The board of directors of the Company has voted to adopt the Midwest Banc Holdings, Inc. Employee Stock Purchase Plan, the Plan, subject to stockholder approval.

Establishment; Purpose and Scope

The Company is establishing the Plan to encourage and facilitate the purchase of shares of our common stock by our employees by offering our shares at a discount to the market price; the shares will be purchased from us by employees using accumulated payroll deductions. The board of directors, based upon a recommendation from the compensation committee, approved the Plan (subject to stockholder approval). We believe that the acquisition of shares of our common stock by employees will allow us to offer additional incentives to existing employees and to attract and retain key personnel for the continued achievement of our financial goals and will enhance teamwork and customer service through the motivation of employees. This would be in keeping with the Company’s overall compensation philosophy, which attempts to place equity in the hands of employees in an effort to further instill stockholder considerations and values in the actions of such employees.

The description of the Plan set forth below is a summary, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Plan, a copy of which is attached to this proxy statement as Exhibit A.

Awards under the Plan

Participation in the Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Plan are not determinable and it is not possible at this time to determine or indicate the number, names or positions of employees who will be provided with the opportunity to participate in the Plan or the number of shares of common stock which may be purchased by any employee under the Plan. On March 28, 2008, the closing price of the Company’s common stock on the Nasdaq Global Market was $12.49 per share.

Administration

The Plan will be administered by the compensation committee or an individual appointed by the board of directors or the compensation committee, the Administrator. The compensation committee will administer the Plan initially. The Administrator will have the discretionary power to construe, administer, and interpret the Plan and to resolve any ambiguities thereunder; to prescribe, amend, and rescind administrative rules relating to the Plan; to set the provisions which will determine an employee’s ability to participate in the Plan and to take all other actions that are necessary or appropriate for administration of the Plan. Such interpretations, rules, and actions of the Administrator will be final and binding.

Eligibility and Participation

The right to purchase shares under the Plan, a purchase right, may be granted only to eligible employees. All employees of the Company (including officers), whose customary employment with the Company is more than 20 hours per week and/or more than five months in any calendar year, are eligible to participate in the Plan.

An employee shall not be eligible to purchase shares under the Plan unless such employee has been in the employ of Midwest (or its subsidiaries) for such continuous period as the board may require, but in no event shall the required period of continuous employment be greater than two years.

No employee shall be eligible for the grant of any purchase rights under the Plan if, immediately after any such purchase rights are granted, such employee owns stock possessing five percent or more of the total combined voting power or value of all classes of our stock. The board of directors may provide that employees who are highly compensated employees (within the meaning of Section 423(b)(4)(D) of the Internal Revenue Code of 1986, as amended, the Code) may not be eligible to participate in a particular offering of shares under the Plan.

No participant shall purchase common stock with a fair market value in excess of $25,000 in any calendar year under the Plan. “Fair market value” means the closing sales price (or the closing bid, if no sales were reported) as quoted on the Nasdaq Global Market (or the exchange or market on which our common stock is then traded) on the trading day prior to the date on which shares are to be purchased.

Purchase Rights; Purchase Price

On each date selected by the board, each eligible employee may be granted a purchase right to purchase up to that number of shares of common stock purchasable but not exceeding 10% of such employee’s compensation during the period that begins on the offering date (or such later date as the board determines for a particular offering) and ends on the date stated in the offering.

A participant may change his or her contributions during the purchase period The Administrator may, in its discretion, limit the number of changes during the purchase period. A participant’s payroll deduction authorization form shall remain in effect for successive purchase periods unless terminated.

The Plan provides that the purchase price of shares of common stock acquired pursuant to purchase rights shall be an amount not less than 85% of the fair market value of the shares of common stock on the applicable purchase date. The actual percentage will be determined by the compensation committee.

It has been determined that in the initial offering under the Plan, the purchase price will be 95% of the fair market value and that the purchase price will remain at 95% of the fair market value until changed by the compensation committee.

The number of shares of common stock a participant purchases on each purchase date is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation since the prior purchase date by the purchase price.

Number of Shares Authorized

The maximum number of shares which shall be available for purchase under the Plan shall be 1,000,000 shares of common stock, subject to adjustment. The common stock to be sold under the Plan may at the election of the Company be either treasury shares or shares originally issued for such purpose. If any purchase right granted under the Plan shall for any reason terminate without having been exercised, the shares of common stock not purchased under such purchase right shall again become available for issuance under the Plan.

Changes In The Company’s Capital Structure

In the event of a corporate transaction (as defined below), other than one in which the Company is not the surviving corporation, the number and kind of shares of our stock subject to the Plan, the maximum number of shares that may be delivered under the Plan, and the selling price and other relevant provisions of the Plan will be appropriately adjusted by the compensation committee. If the Company is a party to a corporate transaction in which the Company is not the surviving corporation, the compensation committee may take such actions with respect to the Plan as the compensation committee deems appropriate.

A corporate transaction is (i) any stock dividend, stock split, combination or exchange of share, recapitalization or other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (iii) any other corporate transaction or event having an effect similar to any of the foregoing.

Exercise of Stock Purchase Rights; Payment For Shares

The board or the compensation committee shall establish one or more purchase dates during an offering as of which purchase rights granted pursuant to the Plan may be exercised and purchases of shares of common stock may be carried out.

In connection with each offering made under the Plan, the board or the compensation committee may specify:

•	a maximum number of shares of common stock that may be purchased by any participant on any purchase date during such offering;

•	a maximum aggregate number of shares of common stock that may be purchased by all participants pursuant to such offering; and

•	a maximum aggregate number of shares of common stock that may be purchased by all participants on any purchase date under the offering (when an offering contains more than one purchase date).

If the aggregate purchase of shares of common stock issuable upon exercise of purchase rights granted under the offering would exceed any such maximum aggregate number, then, in the absence of any board or compensation committee action, a pro rata allocation of the shares of common stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

Delivery of Shares To Custodian; Withdrawal of Shares; Dividends

As soon as practicable after each purchase date, the Administrator shall deliver to a custodian selected by the compensation committee one or more certificates representing (or shall otherwise cause to be credited to the account of such custodian) the aggregate number of whole shares of common stock with respect to which purchase rights were exercised on such purchase date. The compensation committee may require that shares be retained with such custodian, or other designated broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares.

A participant may, at any time, direct the custodian to deliver to the participant all or part of the shares held by the custodian in his or her account or to sell such shares and deliver to the participant the proceeds therefrom, less applicable expenses.

With respect to the cash dividends received on the common stock held by the custodian, the custodian will automatically reinvest them in additional shares of common stock and will facilitate the participant’s voting rights attributable to shares held in a participant’s account.

Termination of Employment

Termination of a participant’s employment for any reason, including disability or death, or the failure of the participant to remain in the continuous scheduled employ of the Company for at least 20 hours per week, will cancel his or her participation in the Plan immediately. The payroll deductions credited to the participant’s account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Plan.

Upon termination of employment of any participant other than for death, disability or retirement, the Company shall have the option to repurchase all, or any portion of, the shares owned by such participant that, at the time of such termination, are subject to the restriction on transfer provided for in the Plan. Such option will be exercisable by the Company for 30 days following such termination of employment by written notice to the participant. The Company shall have the right to repurchase such shares at the purchase price per share paid by the participant at the applicable purchase date.

Amendment and Termination of the Plan

The board of directors has the authority to amend or terminate the Plan, except that no such action may adversely affect any outstanding rights to purchase stock under the Plan. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of common stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No purchase rights may be granted under the Plan after the Plan is terminated.

Upon termination of the Plan, the Administrator shall terminate payroll deductions and, unless the participant elects to abandon his or her shares, shall issue and deliver to each participant certificates for the number of shares of common stock paid for in full. A participant may elect, upon termination of the Plan, to abandon all or any number of the shares of common stock then purchasable by the participant and not yet issued. The Administrator shall refund to the participant any amount in the Plan account contributed by the participant that exceeds the amount necessary to purchase the number of shares of common stock the participant elects to purchase and not abandon. If the participant retains no right to purchase shares of common stock, the Administrator shall refund to the participant any amount in the Plan account contributed by the participant. Any contributions remaining in the Plan account shall be refunded to the participants making such contributions as soon as administratively practicable after termination of the Plan.

The board of directors may not amend the Plan without approval of the stockholders within 12 months of the adoption of such amendment if such amendment would (i) increase the number of shares that may be issued under the Plan (other than due to a change in capitalization), (ii) change the designation of the corporation whose employees may be eligible for participation in the Plan, (iii) require the approval of the stockholders under any law, rule or regulation to which the Company is then subject, or (iv) be required for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations.

Federal Tax Information for Purchase Plan

The Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under these provisions, no income will be taxable to the participant until the shares purchased under the Plan are sold or otherwise disposed of.

Upon a sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and more than one year from the exercise date (the date the stock was transferred to the participant), then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the exercise price, or (ii) the excess of the fair market value of the shares at the time the purchase right was granted over the exercise price. Any additional gain or loss will be treated as long-term capital gain or loss. If the shares are sold or otherwise disposed of in a disqualifying disposition (i.e., disposes of the shares before the expiration of the above holding period), the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

In general, the Company is not entitled to a deduction for amounts taxed to a participant. However, if a participant makes a disqualifying disposition (i.e., disposes of the shares prior to expiration of the holding period), the Company will be entitled to a deduction equal to the amount the participant must include in income. A person holding common stock acquired under the Plan who disposes of shares prior to the expiration of such holding periods, must notify the Company of such disposition in writing.

The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

Rights Not Transferable

The rights or interests of any participant in the Plan, or in any common stock or cash to which he or she may be entitled under the Plan, are not transferable by voluntary or involuntary assignment or by operation of law, or by any other manner other than as permitted by the Code or by will or the laws of descent and distribution. Only the participant to whom a purchase right is granted may exercise a purchase right. If a participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by the Code or by will or the laws of descent and distribution, such act shall be treated as an automatic withdrawal from the Plan. No right or interest of a participant in any purchase right shall be liable for, or subject to, any lien, obligation, garnishment or liability of such participant.

Restriction On Sale Of Stock

A participant shall be prohibited from selling any common stock acquired under the terms of the Plan until the expiration of the period commencing on each purchase date and ending two years later. Notwithstanding the foregoing, the sale restriction shall lapse upon the earlier of the death, disability or retirement of the participant. A participant shall be considered disabled if he or she has been determined to be disabled under the terms of the Company’s Long-Term Disability Plan. The Administrator may, however, waive this restriction in its sole discretion. For purposes of this provision, a participant shall be considered retired if he or she has ceased employment at 55 years of age or older with at least ten years of service or at 65 years of age or older with at least five years of service.

Effective Date of Plan

The Plan shall become effective as determined by the board of directors, but no purchase rights shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve months before or after the date the Plan is adopted by the board of directors.

Approval of the Plan

Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of common stock present or represented in person at the annual meeting and entitled to vote thereon. Such approval will also satisfy the stockholder approval requirements of Section 423 of the Code.

Unless the authority to vote for the Plan is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the Plan.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

Additional Information

Stockholder Proposals

To be considered for inclusion in our proxy and form of proxy relating to the 2009 annual meeting of stockholders, a stockholder proposal must be received prior to December 9, 2008, by the president of the Company at the address set forth on the second page of this proxy statement. Any such proposal will be subject to Rule 14a-8 under the Securities Exchange Act of 1934.

Notice of Business to Be Conducted at the Annual Meeting

Under our by-laws, the only business which may be conducted at an annual meeting of stockholders is that business brought before the meeting by the board of directors or by any stockholder who is entitled to vote and who has complied with the notice procedures set forth in our by-laws. For business to be brought before an annual meeting by a stockholder, the stockholder must be a stockholder of record and must have given timely notice in writing to our president. For the 2009 annual meeting, a stockholder must give written notice to the president of the Company by January 11, 2009; provided, however, that, in the event less than 130 days notice or prior public disclosure that the date of the 2009 annual meeting will be held on a date other than May 6, 2009, notice by the stockholder to be timely must be so delivered not later than ten days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting.

A stockholder’s notice to our president must set forth as to each matter the stockholder proposes to bring before the annual meeting:

•	a brief description of the matter the stockholder desires to present,

•	the name and record address of the stockholder who proposed such matter,

•	the class and number of shares of our capital stock that are beneficially owned by the stockholder and

•	any material interest of such stockholder in such business.

Our by-laws provide that nominations for election to the board of directors may be made only by the board of directors or by stockholder entitled to vote for the election of directors who complies with the notice procedures set forth in the by-laws described above.

In addition to the information described above, the stockholder’s notice must set forth, as to each person the stockholder proposes to nominate for election or re-election as a director, his or her name and qualifications, including all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

These requirements apply to any matter that a stockholder wishes to raise at an annual meeting, including those matters raised other than pursuant to the procedures of Rule 14a-8 under the Exchange Act. We are not required to include in our proxy statement or the proxy relating to any annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Director Nomination Suggestions to Corporate Governance and Nominating Committee

The corporate governance and nominating committee will consider nominees recommended by stockholders. A stockholder who wishes to recommend a nominee for the committee’s consideration may do so by submitting the name of the nominee in writing to the chairman of the corporate governance and nominating committee, Midwest Banc Holdings, Inc., 501 West North Avenue, Melrose Park, IL 60160 prior to January 1st of each year, for consideration at the next annual meeting. In submitting nominees, persons should be aware of and apply the guiding principles for director qualifications discussed above under Director Nomination Procedures at page 9. Persons submitting nominations may be asked to provide additional background information about a prospective candidate as determined by the committee.

Other Matters Which May Properly Come Before the meeting

The board of directors knows of no business which will be presented for consideration at the annual meeting other than as stated in the Notice of annual meeting of Stockholders. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters, to the extent legally permissible, in accordance with their best judgment.

Whether or not you intend to be present at the meeting, you are urged to return your proxy card promptly. If you are then present at the meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the meeting.

By Order of the board of directors

/s/  Daniel R. Kadolph
Secretary

Melrose Park, Illinois
April 7, 2008

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Exhibit A

MIDWEST BANC HOLDINGS, INC.

EMPLOYEE STOCK PURCHASE PLAN

(Effective as of January 1, 2008)

A-i

1.	ESTABLISHMENT; PURPOSE; SCOPE

Midwest Banc Holdings, Inc. (the “Company”) hereby establishes the Midwest Banc Holdings, Inc. Employee Stock Purchase Plan (the “Plan”) to encourage and facilitate the purchase of shares of Common Stock of the Company by Eligible Employees. The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in the Plan and application of Plan rules in a manner consistent with the requirements of Section 423 of the Code.

2.	DEFINITIONS

The following words and phrases shall have the following meanings when used in the Plan, unless a different meaning is plainly required by the context. All other defined terms in this Plan shall have the meanings specified in the various Articles of the Plan in which they appear.

(a) “Administrator” means the Committee or such other individual or individuals appointed by the Board or the Committee from time to time to act as the Administrator.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means the Compensation Committee of the Board.

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means Midwest Banc Holdings Inc., a Delaware corporation.

(g) “Compensation” means all earnings reported as wages on IRS Form W-2, including straight time pay, payments for overtime, incentive compensation, incentive payments, bonuses, commissions and other compensation, but excluding compensation recognized in connection with the exercise of options or stock purchase rights with respect to Common Stock.

(h) “Contributions” means the payroll deductions used to fund the exercise of a Purchase Right.

(i) “Corporate Transaction” means (i) any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (iii) any other corporate transaction or event having an effect similar to any of the foregoing.

(j) “Effective Date” means January 1, 2008.

(k) “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(l) “Employee” means any person who is employed for purposes of Section 423(b)(4) of the Code by a Participating Company.

(m) “Employee Stock Purchase Plan Account” means the account established for each Participant to which the Participants’ Contributions to the Plan shall be credited.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means the value of a security, as determined in good faith by the Administrator. If the security is listed on any established stock exchange or traded on the Nasdaq Global Market or the Nasdaq SmallCap Market, the Fair Market Value of the security, unless otherwise determined by the Administrator, shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the Trading Day prior to the relevant determination date, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the security is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the security on the date of such determination, as reported in The Wall Street Journal, or such other source as the Administrator deems reliable. Such determination shall be conclusive and binding on all persons.

(p) “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

(q) “Offering Date” means a date selected by the Board for an Offering to commence.

(r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s) “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 4.

(t) “Participating Company” means the Company and each Subsidiary designated by the Committee.

(u) “Plan” means the Midwest Banc Holdings, Inc. Employee Stock Purchase Plan.

(v) “Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(w) “Purchase Period” means a specified period of time within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(x) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(y) “Subsidiary” means, with respect to the Company, a subsidiary corporation as defined in Section 424(f) of the Code.

(z) “Trading Day” means any day on which the U.S. national stock exchanges and the Nasdaq Global Market are open for trading.

3.	ADMINISTRATION

The Administrator shall have the discretionary power to construe, administer, and interpret the Plan and to resolve any ambiguities thereunder; to prescribe, amend, and rescind administrative rules relating to the Plan; to set the provisions which will determine an employee’s ability to participate in the Plan and to take all other actions that are necessary or appropriate for administration of the Plan. Such interpretations, rules, and actions of the Administrator shall be final and binding upon all concerned and, in the event of judicial review, shall be entitled to the maximum deference allowable by law. The Administrator shall not be liable for any decision, determination or action taken in good faith in connection with the administration of the Plan.

4.	ELIGIBILITY AND PARTICIPATION

(a) Purchase Rights may be granted only to Eligible Employees of Participating Companies. An Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of a Participating Company for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with a Participating Company is more than twenty (20) hours per week and/or more than five (5) months per calendar year.

(b) Notwithstanding paragraph (a), no Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary of the Company. For purposes of this paragraph (b), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under this and any other plan shall be treated as stock owned by such Employee.

(c) Notwithstanding any other provision in this Plan to the contrary, no Participant shall purchase Common Stock with a Fair Market Value in excess of $25,000 per calendar year (under the Plan and all other employee stock purchase plans of the Company or any Subsidiary). For purposes of this paragraph (c), the Fair Market Value of the Common Stock shall be determined at the time the Purchase Right is granted. Employee stock purchase plans not described in Section 423 of the Code shall be disregarded. If a Participant is precluded by this paragraph (c) from purchasing additional Common Stock under the Plan, then his or her Contributions shall automatically be discontinued.

(d) In the event that Participants elect to purchase more shares than are available under Section 6, the maximum amount of shares of Common Stock that any Participant shall be permitted to purchase shall be reduced until the total number of shares that all Participants, in the aggregate, have elected to purchase equals the number of shares available under Section 6. The reduction shall be made proportionately based upon the number of shares of Common Stock elected by each Participant.

(e) The Board may provide in an Offering that Employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

5.	PURCHASE RIGHTS; PURCHASE PRICE

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding ten percent (10%), of such Employee’s Compensation during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering. A Participant shall make Contributions to the Plan by completing and delivering to the Administrator, within the time specified in the Offering, an enrollment form (in such form as the Company may provide).

(b) Subject to paragraph (a), each Eligible Employee shall designate the percentage of his or her Compensation which he or she elects to have withheld for the purchase of Common Stock by completing and filing with the Company a payroll deduction authorization form. To the extent provided in the Offering, a Participant may begin making Contributions after the beginning of the Offering. Each Participant’s Contributions shall be recorded in the Employee Stock Purchase Plan Account. No interest shall accrue on the amounts recorded in a Participant’s Employee Stock Purchase Plan Account. All funds recorded in the Employee Stock Purchase Plan Accounts shall be segregated from the general assets of the Company.

(c) A Participant may change his or her Contributions during the Purchase Period by completing and filing with the Company a new payroll deduction authorization form authorizing a change in his or her payroll rate. The Administrator may, in its discretion, limit the number of payroll rate changes during the Purchase Period. The change in the payroll rate shall be effective with the first payroll period following five business days after the Company’s receipt of the new payroll deduction authorization form unless the Company elects to process a given change in payroll rate earlier. A Participant’s payroll deduction authorization form shall remain in effect for successive Purchase Periods unless terminated as provided in Section 9 hereof.

(d) Notwithstanding anything in this Section 5 to the contrary, to the extent necessary to comply with Sections 4(b) and (c) hereof, a Participant’s Contributions may be decreased to 0% at any time during a Purchase Period. Contributions shall recommence at the rate provided in such Participant’s payroll deduction authorization form at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 9 hereof.

(e) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights shall be an amount not less than eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date. The actual percentage will be determined by the Committee and set forth in the Offering.

6.	NUMBER OF SHARES AUTHORIZED

The maximum number of shares which shall be available for purchase under the Plan shall be 1,000,000 shares of Common Stock, subject to adjustment as provided in Section 13. The Common Stock to be sold under the Plan may at the election of the Company be either treasury shares or shares originally issued for such purpose. If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

7.	EXERCISE OF STOCK PURCHASE RIGHTS; PAYMENT FOR SHARES

(a) The Company shall purchase shares of Common Stock on behalf of each Participant pursuant to Section 8 hereof as soon as administratively practicable after each Purchase Date.

(b) No fractional shares shall be purchased. Any Contributions not applied to the purchase of whole shares of Common Stock shall be accumulated in the Participant’s Employee Stock Purchase Plan Account and applied in the next Purchase Period, subject to the withdrawal by the Participant pursuant to Section 9.

(c) The Board or Committee shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(d) In connection with each Offering made under the Plan, the Board or Committee may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board or Committee may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or Committee may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board or Committee action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

8.	DELIVERY OF SHARES TO CUSTODIAN; WITHDRAWAL OF SHARES; DIVIDENDS

(a) As soon as practicable after each Purchase Date, the Administrator shall deliver to a custodian selected by the Committee one or more certificates representing (or shall otherwise cause to be credited to the account of such custodian) the aggregate number of whole shares of Common Stock with respect to which Purchase Rights were exercised on such Purchase Date of all of the Participants hereunder. Such custodian shall keep accurate records of the beneficial interests of each Participant in such shares by means of Participant accounts under the Plan, and shall provide each Participant with periodic statements with respect thereto as may be directed by the Administrator. The Committee may require that shares be retained with such custodian, or other designated broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares.

(b) A Participant may, at any time, in such form and manner as established by the custodian, direct the custodian to deliver to the Participant all or part of the shares held by the custodian in his or her account or to sell such shares and deliver to the Participant the proceeds therefrom, less applicable expenses.

(c) With respect to a Participant’s Common Stock held by the custodian pursuant to paragraph (a), the custodian shall automatically reinvest in additional shares of Common Stock for such Participant’s account any cash dividends received by the custodian and attributable to such Common Stock and shall, in accordance with procedures adopted by the custodian, facilitate the Participant’s voting rights attributable to shares held in a Participant’s account.

9.	WITHDRAWAL FROM THE PLAN

(a) A Participant may elect to withdraw from participation under the Plan at any time up to the 15th day of the last month of a Purchase Period (or such other date specified by the Administrator) by following the procedures prescribed by the Administrator. As soon as administratively practicable after a withdrawal, payroll deductions shall cease and all Contributions to the Participant’s Employee Stock Purchase Plan Account will be returned to the Participant. No interest shall accrue on the amounts returned to the Participant. No partial withdrawals shall be permitted.

(b) A Participant who has withdrawn from the Plan shall not be a Participant in future Purchase Periods, unless he or she again enrolls in accordance with the provisions of Section 4 and re-enrollment may be effective only at the commencement of a Purchase Period.

10.	TERMINATION OF EMPLOYMENT; CHANGE IN STATUS

(a) If the employment of a Participant with the Company terminates for any reason, including death, or the Participant ceases to be an Eligible Employee, then his or her participation in the Plan shall automatically terminate without any act on his or her part as of the date of such termination of employment or change in status. In such event, the Administrator shall refund the balance in the Participant’s Employee Stock Purchase Plan Account.

(b) A transfer from one Participating Company to another shall not be treated as a termination of employment.

(c) Upon termination of employment of any Participant other than for death, disability or retirement as defined in Section 12 hereof, the Company shall have the option to repurchase all, or any portion of, the shares owned by such Participant that, at the time of such termination, are subject to the restriction on transfer provided for in Section 12. Such option is exercisable by the Company for 30 days following such termination of employment by written notice to the Participant. The Company shall have the right to repurchase such shares at the purchase price per share paid by the Participant at the applicable Purchase Date.

11.	RIGHTS NOT TRANSFERABLE

The rights or interests of any Participant in the Plan, or in any Common Stock or cash to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or by any other manner other than as permitted by the Code or by will or the laws of descent and distribution. Only the Participant to whom a Purchase Right is granted may exercise such Purchase Right. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by the Code or by will or the laws of descent and distribution, such act shall be treated as an automatic withdrawal under Section 9. No right or interest of a Participant in any Purchase Right shall be liable for, or subject to, any lien, obligation, garnishment or liability of such Participant.

12.	RESTRICTION ON SALE OF STOCK

A Participant shall be prohibited from selling any Common Stock acquired under the terms of the Plan until the expiration of the period commencing on each Purchase Date and ending two years later. Notwithstanding the foregoing, the sale restriction shall lapse upon the earlier of the death, disability or retirement of the Participant. For purposes of this provision, a Participant shall be considered disabled if he or she has been determined to be disabled under the terms of the Company’s Long-Term Disability Plan. The Administrator may, however, waive this restriction in its sole discretion. For purposes of this provision, a Participant shall be considered retired if he or she has ceased employment at 55 years of age or older with at least ten (10) years of service or at 65 years of age or older with at least five (5) years of service.

13.	CHANGES IN THE COMPANY’S CAPITAL STRUCTURE

In the event of a Corporate Transaction, other than a Corporate Transaction in which the Company is not the surviving corporation, the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities that may be delivered under the Plan, and the selling price and other relevant provisions of the Plan will be appropriately adjusted by the Committee, whose determination will be binding on all persons. If the Company is a party to a Corporate Transaction in which the Company is not the surviving corporation, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

14.	EFFECTIVE DATE OF PLAN

The Plan shall become effective as determined by the Board, but no Purchase Rights shall be exercised unless and until the Plan has been approved by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

15.	RIGHTS OF A SHAREHOLDER

No Participant shall have rights or privileges of a shareholder of the Company with respect to any shares of Common Stock subject to Purchase Rights unless and until the Participant’s share of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or transfer agent).

16.	DESIGNATION OF BENEFICIARY

(a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive cash from the Participant’s Employee Stock Purchase Plan Account under the Plan in the event of such Participant’s death during an Offering. Any such designation shall be on a form provided by or otherwise acceptable to the Administrator.

(b) The Participant may change such designation of beneficiary at any time by written notice to the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Administrator shall deliver the cash from the Participant’s Employee Stock Purchase Plan Account to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Administrator), the Administrator, in its sole discretion, may deliver such cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Administrator, then to such other person as the Administrator may designate.

17.	AMENDMENT OF THE PLAN

The Board may at any time, and from time to time, amend the Plan. Notwithstanding the foregoing, shareholder approval shall be sought to the extent necessary and required for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations.

18.	TERMINATION OF THE PLAN

(a) The Board may terminate the Plan at any time in its discretion. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan after the Plan is terminated.

(b) Upon termination of the Plan, the Administrator shall terminate payroll deductions and, unless the Participant elects to abandon his or her shares, shall issue and deliver to each Participant certificates for the number of shares of Common Stock paid for in full. A Participant may elect, upon termination of the Plan, to abandon all or any number of the shares of Common Stock then purchasable by and not yet issued. The Administrator shall refund to the Participant any amount in the Employee Stock Purchase Plan Account contributed by the Participant that exceeds the amount necessary to purchase the number of shares of Common Stock the Participant elects to purchase and not abandon. If the Participant retains no right to purchase shares of Common Stock, the Administrator shall refund to the Participant any amount in the Employee Stock Purchase Plan Account contributed by the Participant.

Any contributions remaining in the Employee Stock Purchase Plan Account shall be refunded to the Participants making such contributions as soon as administratively practicable after termination of the Plan.

19.	COMPLIANCE WITH SECURITIES LAWS

The sale and delivery of shares of Common Stock under the Plan shall be in compliance with relevant statutes and regulations of governmental authorities, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. Further, all Common Stock acquired pursuant to the Plan shall be subject to the Company’s policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time. The terms and conditions of Purchase Rights granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with any applicable provisions of Rule 16b-3. As to such persons, the Plan shall be deemed to contain, and such Purchase Rights shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required from time to time by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

20.	LEGAL COMPLIANCE CONDITIONS

(a) In order for tax treatment under Section 421 of the Code to apply to the Common Stock acquired hereunder, the Participant is generally required to hold such shares of Stock for two (2) years after the Offering Date of a Purchase Right through which shares of Common Stock were acquired and for one year after the transfer of Common Stock to the Participant. A person holding Common Stock acquired hereunder who disposes of shares prior to the expiration of such holding periods, and in accordance with Section 12, shall notify the Company of such disposition in writing.

(b) At the time the Purchase Right is exercised, in whole or in part, or at the time some or all of the Stock issued under the Plan is disposed of, the Participant must make adequate provisions for the Participating Company’s federal, state or other tax withholding obligations, if any, that arise upon the exercise of the Purchase Right or the disposition of the Common Stock. At any time, the Participating Company may, but shall not be obligated to, withhold from the Participant’s Compensation the amount necessary for the Participating Company to meet applicable withholding obligations, including without limitation any withholding required to make available to the Participating Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock purchased by the Participant.

(c) Any certificate issued to evidence shares of Common Stock for which a Purchase Right is exercised may bear such legends and statements as the Company or the Committee deem advisable to assure compliance with federal and state laws and regulations and any other restrictions. Such legends and statements may include, but are not limited to, restrictions on transfer.

(d) As a condition to the exercise of the Purchase Right, the Company may require a Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares. At the option of the Company, a stop transfer order against any shares of Common Stock may be placed on the official stock books and records of the Company, and a legend indicating that the Stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulations may be stamped on the Stock certificate in order to assure exemption from registration. The Administrator may also require such other action or agreement by the Participant as may from time to time be necessary to comply with the federal and state securities laws. This provision shall not obligate any Participating Company to undertake registration of Purchase Rights or Common Stock hereunder.

21.	GOVERNING LAW

This Plan and all determinations made hereunder and action taken pursuant hereto shall be governed by and construed in accordance with the laws of the State of Illinois (without regard to applicable Illinois principles of conflict of laws).

22.	MISCELLANEOUS

(a) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of a Participating Company, or on the part of a Participating Company to continue the employment of a Participant.

(b) Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

(c) The headings in the Plan are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

(d) The Company’s obligation to offer, issue, sell or deliver Common Stock under the Plan is at all times subject to all approvals of and compliance with any governmental authorities (whether domestic or foreign) required in connection with the authorization, offer, issuance, sale or delivery of Common Stock as well as all federal, state, local and foreign laws.

(e) If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

(f) Any reference herein to an enrollment form, a beneficiary designation form, written designation or other “written” agreement or document shall include any agreement or document delivered electronically or posted on the Participating Company’s intranet.

(g) All costs and expenses incurred in administering the Plan shall be paid by the Participating Company, except that any brokerage fees incurred upon the sale of the Common Stock or costs incurred in the issuance of a stock certificate shall be paid by the Participant.

* * *

.NNNNNNNNNNNN NNNNNNNNNNNNNNN C123456789 000004000000000.000000 ext000000000.000000 ext NNNNNNNNN000000000.000000 ext000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY)000000000.000000 ext000000000.000000 ext ADD 1Electronic Voting Instructions ADD 2 ADD 3You can vote by Internet or telephone! ADD 4Available 24 hours a day, 7 days a week! ADD 5Instead of mailing your proxy, you may choose one of the two voting ADD 6methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 7, 2008. Vote by Internet • Log on to the Internet and go to www.investorvote.com/MBHI • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown inX• Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Annual Meeting Proxy Card123456 C0123456789 12345 3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2 and FOR Proposal 3. 1. Election of Directors:For WithholdFor WithholdFor Withhold+ 01 — Homer J. Livingston, Jr.02 — James J. Giancola03 — J.J. Fritz 04 — Percy L. Berger, CPA05 — Angelo DiPaolo06 — Barry I. Forrester, CFA 07 — Robert J. Genetski, Ph.D08 — Gerald F. Hartley, CPA09 — Dennis M. O’Hara, CPA 10 — Joseph Rizza11 — Thomas A. Rosenquist12 — E.V. Silveri 13 — Msgr. Kenneth Velo For Against AbstainFor Against Abstain 2. Ratification of the appointment of PricewaterhouseCoopers LLP, to3. Approval of the Midwest Employee Stock Purchase Plan. serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporation’s name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. C 1234567890J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN1 U P X0 1 7 5 6 6 1MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Midwest Banc Holdings, Inc. 501 West North Avenue Melrose Park, Illinois 60160 The undersigned stockholder(s) of Midwest Banc Holdings, Inc., a Delaware corporation (the “Company”), does (do) hereby constitute and appoint Robert Figarelli, Bruno P. Costa and Kelly J. O’Keeffe, and each of them, the true and lawful attorney of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of Stockholders of the Company to be held at Dominican University Priory Campus, 7200 W. Division Street, River Forest, Illinois 60305, on May 7, 2008, at 10:00 a.m. central time or at any adjournment thereof, and to vote all the shares of the Company standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present, as set forth below. The shares represented by this proxy will be voted as specified and, in the discretion of the proxies, on all other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof. If this proxy is properly executed but no direction is made, it will be voted FOR all of the nominees for director, FOR the ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending Dece mber 31, 2008 and FOR the approval of the Midwest Employee Stock Purchase Plan. YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. (Continued and to be signed on reverse side.)